EXECUTION COPY

Exhibit 4.5

SHAREHOLDERS’ AGREEMENT

among

CHINA SUNERGY CO., LTD.,

THE FOUNDERS LISTED HEREIN ON SCHEDULE 1,

THE FOUNDER SHAREHOLDERS LISTED HEREIN ON SCHEDULE 2,

THE SERIES A SHAREHOLDERS LISTED HEREIN ON SCHEDULE 3,

THE SERIES B SHAREHOLDERS LISTED HEREIN ON SCHEDULE 4,

THE SERIES C SHAREHOLDERS LISTED HEREIN ON SCHEDULE 5

and

DEUTSCHE BANK AG LONDON BRANCH

Dated September 26, 2006

TABLE OF CONTENTS

Page
SECTION 1 INTERPRETATION	2

SECTION 2 BUSINESS OF THE COMPANY AND OBLIGATIONS OF THE SHAREHOLDERS	9

SECTION 3 INFORMATION AND INSPECTION RIGHTS	9

SECTION 4 CORPORATE GOVERNANCE	11

SECTION 5 RIGHT OF PARTICIPATION	17

SECTION 6 RESTRICTIONS ON TRANSFER OF SHARES	19

SECTION 7 COVENANTS OF THE PARTIES	24

SECTION 8 PUBLIC OFFERING	29

SECTION 9 REPRESENTATIONS AND WARRANTIES	29

SECTION 10 CONFIDENTIALITY AND RESTRICTIONS ON PUBLICITY	30

SECTION 11 ASSIGNMENT AND AMENDMENT	32

SECTION 12 TERM AND TERMINATION	33

SECTION 13 NOTICES	33

SECTION 14 FEES AND EXPENSES	35

SECTION 15 MISCELLANEOUS	35

SECTION 16 GOVERNING LAW AND DISPUTE RESOLUTION	36

SCHEDULES

SCHEDULE 1 LIST OF THE FOUNDERS

SCHEDULE 2 LIST OF THE FOUNDER SHAREHOLDERS

SCHEDULE 3 LIST OF THE SERIES A SHAREHOLDERS

SCHEDULE 4 LIST OF THE SERIES B SHAREHOLDERS

SCHEDULE 5 LIST OF THE SERIES C SHAREHOLDERS

SCHEDULE 6 EXISTING SHAREHOLDERS

SCHEDULE 7 PARTICULARS OF NJPV

SCHEDULE 8 MATTERS REQUIRING SUPERMAJORITY BOARD APPROVAL

SCHEDULE 9 FORM OF MONTHLY MANAGEMENT REPORT

EXHIBIT

EXHIBIT A FORM OF JOINDER

SHAREHOLDERS’ AGREEMENT (this “Agreement”) made on the 26th day of September, 2006

AMONG:

(1)	CHINA SUNERGY CO., LTD., a company organized and existing under the laws of the Cayman Islands, with its registered office located at the offices of Codan Trust Company (Cayman) Limited at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, Cayman Islands) (the “Company”);

(2)	those individuals listed on Schedule 1 hereto (collectively the “Founders” and each a “Founder”);

(3)	those companies listed on Schedule 2 hereto (collectively the “Founder Shareholders” and each a “Founder Shareholder”);

(4)	those companies listed on Schedule 3 hereto (collectively the “Series A Shareholders” and each a “Series A Shareholder”);

(5)	those companies listed on Schedule 4 hereto (collectively, the “Series B Shareholders” and each a “Series B Shareholder”);

(6)	those companies listed on Schedule 5 hereto (collectively, the “Series C Shareholders” and each a “Series C Shareholder”); and

(7)	DEUTSCHE BANK AG ACTING THROUGH ITS LONDON BRANCH (“DEUTSCHE BANK”).

The Company, the Founders, the Founder Shareholders, the Series A Shareholders, the Series B Shareholders, the Series C Shareholders and Deutsche Bank are collectively referred to herein as the “Parties” and each individually as a “Party.”

RECITALS:

(A)	The Founder Shareholders, the Series A Shareholders, the Series B Shareholders, the Series C Shareholders and Deutsche Bank collectively own, legally or beneficially, all of the issued share capital of the Company. The share ownership and certain other particulars of such shareholders are set forth in Schedule 6 hereto;

(B)	The Company owns all of the issued share capital of China Sunergy Co., Ltd., a business company incorporated in the British Virgin Islands (the “BVI Subsidiary”);

(C)	The BVI Subsidiary owns the entire equity interest of CEEG (Nanjing) PV-tech Co., Ltd. (“NJPV”), the particulars of which are set forth on Schedule 7 hereto; and

(D)	The Parties wish to provide for certain matters relating to the transfer of shares of the Company and the management and operation of the Company and its Subsidiaries (as defined below).

AGREEMENT:

SECTION 1

INTERPRETATION

1.1	Definitions. In this Agreement, unless the context otherwise requires the following words and expressions have the following meanings:

“Act” means the Companies Law (2004 Revision) of the Cayman Islands.

“Affiliate” of a Person (the “Subject Person”) means (i) in the case of a natural person, any other Person that is directly or indirectly controlled by such the Subject Person or is a spouse, parent, grandparent, child or grandchild of the Subject Person and (ii) in the case of a Subject Person other than a natural person, any other Person directly or indirectly controlling, controlled by or under common control with the Subject Person, where “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and includes (a) ownership directly or indirectly of 50% or more of the shares in issue or other equity interests of such Person, (b) possession directly or indirectly of 50% or more of the voting power of such Person or (c) the power directly or indirectly to appoint a majority of the members of the board of directors or similar governing body of such Person, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Associate” has the meaning attributed to such term in Section 1.01 of Chapter 1 of the Rules Governing the Listing of Securities of The Stock Exchange of Hong Kong Limited.

“Basic Documents” means this Agreement, the Subscription Agreement, the Second Restated Articles and the Registration Rights Agreement.

“Board” means the board of Directors of the Company.

“CEEG” means Chinese Electrical Equipment Group Co., Ltd.

“CEF” means Chinese Environment fund 2004, LP, a limited partnership registered in the Cayman Islands, with its registered address at P.O. Box 908GT, George Town, Grand Cayman, the Cayman Islands.

“Charter Documents” means (i) with respect to the Company, its Second Restated Articles, (ii) with respect to NJPV, its articles of association, and (iii) with respect to any other Subsidiary of the Company, its articles of association, charter or other constitutional document(s) as required by the laws of the jurisdiction in which it is incorporated,

“CS” means Credit Suisse Private Equity Partners Asia, L.P., a limited partnership registered in the Cayman Islands, with its registered address at c/o M&C Corporate Services Limited, P.O. Box 309GT, Ugland House, S. Church Street, George Town, Grand Cayman, Cayman Islands.

“Director” means a director of the Company (including any duly appointed alternate director).

“EIL” means Exuberance Investment Limited, a company organized and existing under the laws of the British Virgin Islands, with its registered address at P.O. Box 173, Kingston Chambers, Road Town, Tortola, the BVI, owned by China Harvest Fund, L.P., a Cayman Islands exempted limited partnership, whose general partner is China Renaissance Capital Investment, L.P., a Cayman Islands exempted limited partnership, and whose manager is China Renaissance Capital Investment Inc., a Cayman Islands exempted limited company.

“Encumbrance” means (i) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any person, including without limitation any right granted by a transaction which, in legal terms, is not the granting of security but which has an economic or financial effect similar to the granting of security under applicable law, (ii) any lease, sub-lease, occupancy agreement, easement or covenant granting a right of use or occupancy to any person, (iii) any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any person and (iv) any adverse claim as to title, possession or use.

“Equity Securities” means, with respect to any Person, such Person’s capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests (including, without limitation, in the case of the Company, Shares) or any options, warrants or other securities that are directly or indirectly convertible into, or exercisable or exchangeable for, such capital stock, membership interests, partnership interests, registered capital, joint venture or other ownership interests.

“Financial Year” means the financial year of the Company, which ends on December 31.

“Group” means the Company, the BVI Subsidiary, NJPV and the Subsidiaries, and “Group Member” means any of them.

“IFRS” means the International Financial Reporting Standards and interpretations thereof approved by the International Accounting Standards Board, including International Accounting Standards and interpretations thereof.

“Indirect Shares” means, with respect to any Founder, any Equity Securities directly or indirectly held or controlled by such Founder in the Founder Shareholders.

“Intellectual Property” means all patents, trademarks, service marks, registered designs, domain names and utility models, copyrights, inventions, brand names, database rights and business names and any similar rights situated in any country and the benefit (subject to the burden) of any of the foregoing (in each case whether registered or unregistered and including applications for the grant of any of the foregoing and the right to apply for any of the foregoing in any part of the world).

“Investors” means all of the Preferred Holders.

“Observer” means the EIL Observer, the CEF Observer, the OZ Observer and/or the CS Observer as the context may require.

“Ordinary Shares” means the ordinary shares, par value US$0.01 per Share, in the capital of the Company.

“OZ” means OZ Master Fund, Ltd., a Cayman Islands exempted company, OZ Asia Master Fund, Ltd., a Cayman Islands exempted company and OZ Global Special Investments Master Fund, L.P., a Cayman Islands limited partnership, each with its registered address at c/o Goldman Sachs (Cayman) Trust, Ltd. Harbour Centre, P.O. Box 896, George Town, Grand Cayman, Cayman Islands.

“Person” means an individual, corporation, joint venture, enterprise, partnership, trust, unincorporated association, limited liability company, government or any department or agency thereof, or any other entity.

“PRC” means the People’s Republic of China, excluding for the purposes of this Agreement, Hong Kong, Macau Special Administrative Region and Taiwan.

“Preferred Holder” means any holder of Preferred Shares.

“Preferred Shares” means the Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares.

“Pro Rata Share” means, with respect to any Shareholder, the proportion that the number of Ordinary Shares held by such Shareholder bears to the aggregate number of Ordinary Shares held by all shareholders of the Company, in each case on an as converted and fully-diluted basis.

“QIPO” means an initial public offering of Shares on a Qualified Exchange with proceeds to the Company net of Selling Expenses of at least US$100 million and a market capitalization immediately before the offering of at least US$600 million.

“Qualified Exchange” means (i) the New York Stock Exchange or the Nasdaq Stock Market’s National Market System or The Stock Exchange of Hong Kong Limited, or (ii) any other exchange of recognized international reputation and standing duly approved by the Board, including the affirmative votes of Directors nominated by EIL and the Series A Shareholder, and consented to by the Series C Shareholders.

“Registration Rights Agreement” means the registration rights agreement to be entered into as of even date herewith among the Company, the Series A Shareholders, the Series B Shareholders and the Series C Shareholders in substantially the same form as Exhibit C to the Subscription Agreement.

“Regulatory Approvals” means all approvals, permissions, authorizations, consents and notifications from any governmental, regulatory or departmental authority.

“Related Party” means (i) any Substantial Shareholder, director or Senior Officer of any Group Member, and (ii) any Associate of any Substantial Shareholder, director or Senior Officer of any Group Member.

“Second Restated Articles” means the second amended and restated Memorandum and Articles of Association of the Company in the form of Exhibit B to the Subscription Agreement, to be adopted by the Company prior to Subscription Completion.

“Selling Expenses” means all underwriting discounts, selling commissions and share transfer taxes applicable to the initial public offering of the Shares.

“Series A Preferred Shares” means the series A convertible preferred shares, par value US$0.01 per share, in the capital of the Company, with the rights set forth in the Charter Documents.

“Series A Transaction” means the purchase by the Series A Shareholders from the BVI Subsidiary and its then existing shareholders of 128,473 Series A Preferred Shares for an aggregate consideration of US$13,110,400 and related transactions.

“Series A Transaction Documents” means the Warrant Purchase Agreement entered into on and as of March 8, 2006 by and among the Series A Shareholders, the BVI Subsidiary, NJPV and the other parties thereto, the Loan Agreement entered into as of March 8, 2006 by and between the BVI Subsidiary and NJPV, and other agreements and documents contemplated therein, pursuant to which the Series A Transaction is to be consummated.

“Series B Completion Date” means the date on which the Series B Transaction was completed.

“Series B Preferred Shares” means the series B convertible preferred shares, par value US$0.01 per share, in the capital of the Company, with the rights set forth in the Charter Documents.

“Series B Subscription Agreement” means the Subscription Agreement dated April 4, 2006 among the BVI Subsidiary, NJPV, the Founders and Series B Shareholders.

“Series B Transaction” means the purchase by the Series B Shareholders of 239,051 Series B Preferred Shares for an aggregate consideration of US$27,999,948 and related transactions.

“Series B Transaction Documents” means the Share Subscription Agreement entered into on and as of April 4, 2006 by and among the Series B Shareholders, the BVI Subsidiary and the other parties thereto and other agreements and documents contemplated therein, pursuant to which the Series B Transaction is to be consummated.

“Series C Preferred Shares” means the series C convertible preferred shares, par value US$0.01 per share, in the capital of the Company, with the rights set forth in the Charter Documents.

“Shareholders” means (i) the Founder Shareholders, Deutsche Bank, the Series A Shareholders, the Series B Shareholders and the Series C Shareholders, and (ii) any other person who becomes a shareholder of the Company in accordance with the terms of this Agreement and executes a Joinder substantially in the form attached hereto as Exhibit A, in each case for so long as such person remains a shareholder of the Company, and in the case of any shareholder that is a natural person shall be deemed to include the estate of such shareholder and the executor, conservator, committee or other similar legal representative of such shareholder or such shareholder’s estate following the death or incapacitation of such shareholder.

“Shares” means the Ordinary Shares, the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares or any of them.

“Subscription Agreement” means the Subscription Agreement dated September 17, 2006 among the Company, Series C Shareholders and other parties specified therein.

“Subsidiary” means any other Person in which the Company directly or indirectly holds a majority of the ownership interests, or a majority of the voting power, represented by Equity Securities of such Person, or the Company controls the appointment of a majority of the members of the board of directors or other similar governing body of such Person.

“Substantial Shareholder” means a Person who owns of record or beneficially more that five percent of any class of the Company’s Equity Securities.

“US$” means United States Dollars, the lawful currency of the United States of America.

1.2	Terms Defined Elsewhere in this Agreement. The following terms are defined in this Agreement as follows:

“Acceptance Notice”	Section 6.5(d)
“Additional Number”	Section 5.3(b)
“Agreement”	Preamble
“Business”	Section 2.1

“CEF Observer”	Section 4.3(a)
“Centre”	Section 16.2(b)
“Company”	Preamble
“Competitive Entity”	Section 7.11(a)
“Company Secretary”	Section 4.4(b)
“Confidential Information”	Section 10.1
“Co-Sale Right”	Section 6.6(b)
“CS Observer”	Section 4.3(a)
“Dilutive Event”	Section 6.6(b)
“Disclosing Party”	Section 10.4
“Dispute”	Section 16.2(a)
“EIL Observer”	Section 4.3(a)
“Electing Offeree”	Section 6.5(c)
“Environmental Laws”	Section 7.9
“Excess Offered Shares”	Section 6.5(c)
“First Refusal Allocation”	Section 6.5(c)
“First Refusal Right”	Section 6.5(a)
“First Participation Notice”	Section 5.2
“Founder” or the “Founders”	Preamble
“Founder Director”	Section 4.3(a)(iv)
“Founder Shareholder” or the “Founder Shareholders”	Preamble
“Information Rights”	Section 3.1(a)(xii)
“Inspection Rights”	Section 3.1(b)
“IPO”	Section 6.4
“New Securities”	Section 5.1
“Non-Disclosing Party”	Section 10.4
“Non-Electing Offerees”	Section 6.5(c)
“Notices”	Section 13.1
“Offer Period”	Section 6.5(c)
“Offer Price”	Section 6.5(b)
“Offered Shares”	Section 6.5(b)
“Offerees”	Section 6.5(b)
“OZ Observer”	Section 4.3(a)
“Party” or the “Parties”	Preamble
“Preferred Shareholder Approval Matters”	Section 4.2
“Proposed Issuance”	Section 5.2
“Proposed Recipient”	Section 5.1
“Prospective Financing”	Section 7.11(f)
“Prospective Investor”	Section 7.11(f)
“NJPV”	Recitals
“Representatives”	Section 10.1
“Right Participant”	Section 5.3(b)
“Second Participation Notice”	Section 5.3(b)
“Second Participation Period”	Section 5.3(b)
“Senior Officers”	Schedule 8(e)
“Series A Director”	Section 4.3(a)(ii)
“Series A Shareholder” or the “Series A Shareholders”	Preamble
“Series B Director”	Section 4.3(a)(iii)
“Series B Shareholders” or the “Series B Shareholder”	Preamble

“Series C Shareholders” or the “Series C Shareholder”	Preamble
“Shareholders’ Meeting”	Section 4.1
“Transfer”	Section 6.1
“Transfer Notice”	Section 6.5(b)
“Transferee”	Section 6.5(b)
“Transferring Shareholder”	Section 6.5(b)

1.3	Interpretation.

(a)	Share Calculations. In calculations of share numbers, (i) references to a “fully diluted basis” mean that the calculation is to be made assuming that all outstanding options, warrants and other Equity Securities convertible into or exercisable or exchangeable for Ordinary Shares (whether or not by their terms then currently convertible, exercisable or exchangeable), have been so converted, exercised or exchanged, and (ii) references to a “non-diluted basis” mean that the calculation is to be made taking into account only Ordinary Shares then in issue.

(b)	Directly or Indirectly. The phrase “directly or indirectly” means directly, or indirectly through one or more intermediate persons or through contractual or other legal arrangements, and “direct or indirect” has the correlative meaning.

(c)	Gender and Number. Unless the context otherwise requires, all words (whether gender-specific or gender neutral) shall be deemed to include each of the masculine, feminine and neuter genders, and words importing the singular include the plural and vice versa.

(d)	Headings. Headings are included for convenience only and shall not affect the construction of any provision of this Agreement.

(e)	Include not Limiting. “Include,” “including,” “are inclusive of” and similar expressions are not expressions of limitation and shall be construed as if followed by the words “without limitation.”

(f)	Law. References to “law” shall include all applicable laws, regulations, rules and orders of any governmental authority, securities exchange or other self-regulating body, including the Act, any common or customary law, constitution, code, ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment; and “lawful” shall be construed accordingly.

(g)	Successor. References to any government ministry, agency, department or authority shall be construed as references to the duly appointed successor ministry, agency, department or authority of such ministry, agency, department or authority where the context permits.

(h)

References to Documents. References to this Agreement include the Schedules and the Exhibits, which form an integral part hereof. A reference to any Section, Schedule or Exhibit is, unless otherwise specified, to such Section of, or Schedule or Exhibit to, this

Agreement. The words “hereof,” “hereunder” and “hereto,” and words of like import, refer to this Agreement as a whole and not to any particular Section hereof or Schedule or Exhibit hereto. A reference to any document (including this Agreement) is to that document as amended, consolidated, supplemented, novated or replaced from time to time.

(i)	Writing. References to writing include any mode of reproducing words in a legible and non-transitory form.

SECTION 2

BUSINESS OF THE COMPANY AND OBLIGATIONS OF THE

SHAREHOLDERS

2.1	Principal Business. The business of the Company shall be directly and/or through the Subsidiaries to engage in the manufacture of photovoltaic cells (the “Business”) and to engage in such other businesses or activities or make such other investments as may be approved by the Board from time to time in accordance with Section 4.4.

2.2	Shareholder Obligations. Each Shareholder shall comply with the provisions of this Agreement in relation to its investment in the Company and in transacting business with the Company and shall exercise its rights and powers in accordance with and so as to give effect to this Agreement.

SECTION 3

INFORMATION AND INSPECTION RIGHTS

3.1	Information and Inspection Rights.

(a)	The Company covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Holder holds any Preferred Shares, the Company will deliver to such Preferred Holder:

(i)	audited annual consolidated financial statements of the Group prepared and delivered by a “Big 4” accounting firm within ninety (90) days after the end of each fiscal year;

(ii)	unaudited quarterly consolidated financial statements of the Group within thirty (30) days of the end of each fiscal quarter;

(iii)	unaudited monthly consolidated financial statements and individual standard accounts of the Group within fifteen (15) days of the end of each month;

(iv)	a monthly management report in the form of Schedule 9 hereto within 20 days after the end of each month;

(v)	an annual budget for the Group within thirty (30) days prior to the end of each fiscal year;

(vi)	copies of all documents or other information sent to any Shareholder;

(vii)	upon the written request by the Preferred Holder, such other information as the Preferred Holder shall reasonably request within seven (7) days following receipt by the Company of notice from the Preferred Holder requesting such information, unless the Company demonstrates to the reasonable satisfaction of the Preferred Holder that more than seven (7) days is required to produce such information, in which case, within a reasonable period of time following receipt of such notice from the Preferred Holder; provided, that the Preferred Holder agrees to keep confidential any information so obtained and that the Preferred Holder may be excluded from access to any material, records or other information if the Company is restricted from making such disclosure in accordance with applicable laws or pursuant to a bona fide agreement with a third party or if such disclosure will jeopardize any attorney-client privilege of the Company;

(viii)	full details of any progress in the Company planned initial public offering involving all or part of the Group’s business;

(ix)	prompt notification of any withdrawal of any loan or credit facility of any Group Member in the ordinary course of business but exceeding $5,000,000 or loan or credit facility of any Group Member not occurring in the ordinary course of business and such Group Member’s efforts to restore the foregoing withdrawn loan or credit facility;

(x)	prompt notification of any material litigation or any circumstance that would reasonably likely to give rise to any material litigation;

(xi)	prior notification of any change in the equity holding structure of any Subsidiary or Affiliate of the Company or any joint venture to which the Company is a party; and

(xii)	prompt notification of resignation by any key management personnel (the above rights collectively referred to as the “Information Rights”).

(b)	The Company further covenants and agrees that, commencing on the date of this Agreement, for so long as any Preferred Holder holds any Preferred Shares, the Preferred Holder shall have the right, at its own expense (the “Inspection Rights”) to:

(i)	reasonably inspect facilities, records and books of the Company, any of its Subsidiaries at any time during regular working hours on reasonable prior notice to the Company and only in a manner so as not to interfere with the normal business operations of the Company and its Subsidiaries; and

(ii)	discuss the business, operation and conditions of the Company and any of its Subsidiaries with the Company’s directors, officers, employees, accountants, legal counsels and investment bankers at such reasonable times as may be requested by the Preferred Holder; provided that the Preferred Holder agrees to keep confidential any information so obtained and that the Preferred Holder may be excluded from access to any material, record or other information if the Company is restricted from making such disclosure in accordance with applicable laws or pursuant to a bona fide agreement with a third party or if such disclosure will jeopardize any attorney-client privilege of the Company.

(c)	The Information Rights and Inspection Rights shall terminate upon the consummation of a QIPO.

3.2	Form of Financial Statements. All financial statements to be provided to the Preferred Holder pursuant to Section 3.1 shall include an income statement, a balance sheet and a cash flow statement for the relevant period as well as for the fiscal year-to-date and shall be shall prepared in English and in accordance with IFRS.

SECTION 4

CORPORATE GOVERNANCE

4.1	General. From and after the date hereof, each Shareholder shall vote its Shares at any regular or special meeting of Shareholders (a “Shareholders’ Meeting”), and shall take all other actions necessary, to give effect to the provisions of this Agreement and to ensure the inclusion in the Charter Documents of the rights and privileges of the Shareholders included in this Agreement. In addition, each Shareholder shall vote its Shares at any Shareholders’ Meeting, upon any matter submitted for action by the Shareholders or with respect to which such Shareholder may vote, in conformity with the specific terms and provisions of this Agreement.

4.2	Shareholder Approval.

(a)	It is the intent of the Shareholders that all major decisions shall be made by the Board. To the extent that shareholder approval of any matter is required in accordance with the Act or otherwise, the affirmative vote of the Shareholders of at least 75% of all issued and outstanding Series A Preferred Shares, the Shareholders of at least 75% of all issued and outstanding Series B Preferred Shares and the Shareholders of at least 75% of all issued and outstanding Series C Preferred Shares shall be required to approve the matters listed in Section 4.2(b) below (the “Preferred Shareholder Approval Matters”).

(b)	For the avoidance of doubt, Preferred Shareholder Approval Matters shall include:

(i)	any amendment or change of the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, any class of Preferred Shares;

(ii)	any action that authorizes, creates or issues any class of the Company’s or any Subsidiary’s securities having preferences superior to or pari passu with the Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares, or any other securities of the Company;

(iii)	any action that reclassifies any outstanding Equity Securities into Equity Securities having preferences or priority as to dividends or assets senior to or pari passu with the preferences of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares;

(iv)	any action that repurchases, redeems or retires any of the Company’s Equity Securities other than pursuant to this Agreement or other contractual rights to repurchase any Equity Securities held by the employees, directors or consultants of the Company or its Subsidiaries upon termination of their employment or services or pursuant to the exercise of a contractual right of first refusal held by the Company; and

(v)	any amendment of the Charter Documents that would adversely affect the rights of the Series A Preferred Shares, Series B Preferred Shares or Series C Preferred Shares.

4.3	Board of Directors

(a)	Number and Composition.

(i)	The Shareholders shall be entitled to appoint Directors in accordance with Sections 4.3(a)(ii) to 4.3(a)(iv) below. For the avoidance of doubt, the number of Directors constituting the entire Board initially shall be eight.

(ii)	For as long as the Series A Shareholders as a group continue to hold 50% or more of the number of Series A Preferred Shares (as adjusted for share splits, combinations and other similar events) held by such group as of the date hereof, one person shall be appointed by the Series A Shareholders (the “Series A Director”) by notice in writing to the Company and elected to the Board.

(iii)	For as long as the Series B Shareholders as a group continue to hold 50% or more of the number of Shares (on an as-converted basis and as adjusted for share splits, combinations and other similar events) held by such group as of the date hereof, one person shall be appointed by the Series B Shareholders (each a “Series B Director”) by notice in writing to the Company and elected to the Board.

(iv)	Any seat on the Board not occupied by a Series A Director or Series B Director shall be nominated by the holders of Ordinary Shares who does not hold any Preferred Shares as of the date hereof. For the avoidance of doubt, initially, six nominees of the Founder Shareholders (each a “Founder Director”) shall be elected to the Board.

(v)	In addition, each of EIL, CEF, OZ and CS shall have the right to appoint one observer (the “EIL Observer”, the “CEF Observer”, the “OZ Observer” and the “CS Observer”, respectively) to the board who will be provided with notices of all meetings and all documentation provided to the directors and shall have the right to attend all Board meetings, but shall not have a right to vote at such meetings.

(b)	Removal and Replacement of Directors.

(i)	A Director shall be removed, with or without cause, upon, and only upon, the affirmative vote of the Shareholders who appointed such Director.

(ii)	In the event any Director resigns or is removed in accordance with Section 4.3(b)(i), the Shareholder that appointed such Director will have the right to appoint such Director’s successor or replacement.

(iii)

If it is the Series B Director or the Series A Director that resigns, dies, is removed or is disqualified (a “Terminated Director”), neither the Shareholders nor the Board shall authorize the Company to transact any business outside the ordinary course of business or that is adverse to the interests of the Series B Shareholders or the Series A Shareholders, as the case may be, as shareholders of the Company until the earlier of (i) the date that the successor or replacement Series B Director or Series A Director nominated by the Series B Shareholders or the Series A Shareholder, as applicable, has been elected to the Board pursuant to the Company’s Second Restated Articles or (ii) the date that is fifteen (15) days after the original date of the resignation, death, removal or disqualification of the Terminated Director; provided, however, that the Series B Shareholders or the Series A Shareholder, as applicable, shall in good faith use its reasonable best efforts to nominate and elect a successor or replacement Series B Director or Series A Director, as applicable, as soon as possible after the resignation, death, removal or disqualification of the Terminated Director and in any case within fifteen (15) days after such resignation, death, removal or disqualification; provided, further, that the other Shareholders agree to cooperate in good faith with the Series B Shareholders or the Series A Shareholder, as the case may be, in furtherance of the foregoing provisions and vote their Shares, to the extent necessary under the laws of the Cayman Islands, whether by way of a meeting called for that purpose or by written consent and in any event as expeditiously as reasonably possible, in accordance with the Company’s Second Restated Articles and this Agreement to elect the person nominated by the Series B Shareholders or the Series A Shareholder, as applicable, to replace or succeed the Terminated Director.

(c)	Directors’ Access. Each Director and Observer shall be entitled to examine the books and accounts of the Company and shall have free access, at all reasonable times and with prior written notice, to any and all properties and facilities of the Company or any Subsidiary. The Company shall provide such information relating to the business affairs and financial position of the Company as any Director or Observer may require.

(d)	Authority of Board. Subject only to the provisions of this Agreement and the Act:

(i)	the Board shall have ultimate responsibility for management and control of the Company; and

(ii)	the Board shall be required to make all major decisions of the Company and all decisions outside the day to day business of the Company (including, without limitation, those referred to in Sections 4.4(h)). All matters in respect of such decisions must be referred to the Board, and no Shareholder or officer shall take any actions purporting to commit the Company in relation to any such matters without the approval of the Board. Each Shareholder shall cause the Director nominated by such Shareholder, if any, not to take any such actions or authorize any officers to take any such actions.

(e)	Chairman of the Board. The Chairman of the Board shall be appointed by holders of the majority of the Ordinary Shares. The Chairman shall not have a casting vote.

4.4	Board Meetings.

(a)	Frequency and Location. Meetings of the Board shall take place at least once in every three-month period. Meetings shall be held in a location approved by a majority of the Directors.

(b)

Notice. A meeting may be called by the Chairman of the Board, any two other Directors, the Series A Director or the Series B Director by giving notice in writing to the company’s secretary (the “Company

Secretary”) specifying the date, time and agenda for such meeting. The Company Secretary shall upon receipt of such notice give a copy of such notice to all Directors and Observers of such meeting, accompanied by a written agenda specifying the business of such meeting and copies of all papers relevant for such meeting. Not less than 14 days’ notice shall be given to all Directors and Observers; provided, however, that such notice period (i) shall not apply in the case of an adjourned meeting pursuant to Section 4.4(c) and (ii) may be reduced with the written consent of all of the Directors.

(c)	Quorum. All meetings of the Board shall require a quorum of at least five Directors; provided, however, that at any time when there is a Series B Director the quorum must include at least one Director who is a Series B Director and at any time when there is a Series A Director the quorum must include at least one Director who is a Series A Director. If such a quorum is not present within one hour from the time appointed for the meeting, the meeting shall adjourn to such place and time as those Directors who did attend shall decide or, if no such decision is reached, at the same place and time seven days later, at which meeting the Directors present shall constitute a valid quorum even though a Series B Director and/or a Series A Director is not present; provided that notice of such adjourned meeting shall have been delivered to all Directors at least five days prior to the date of such adjourned meeting.

(d)	Voting. At any Board meeting, each Director may exercise one vote. Any Director may, by written notice to the Company Secretary, authorize another Director to attend and vote by proxy for such Director at any Board meeting. Except as provided in Section 4.4(h), the adoption of any resolution of the Board shall require the affirmative vote of a majority of the Directors present at a duly constituted meeting of the Board. The Board shall not at any meeting adopt any resolution covering any matter that is not specified on the agenda for such meeting unless all Directors are present at such meeting and vote in favor of such resolution.

(e)	Telephonic Participation. Directors may participate in Board meetings by telephone, and such participation shall constitute presence for purposes of the quorum provisions of Section 4.4(c).

(f)	Expenses. The reasonable costs of attendance of Directors at Board meetings shall be borne by the Company.

(g)	Action by Written Consent. Any action that may be taken by the Directors at a meeting may be taken by a written resolution signed by all of the Directors.

(h)

Supermajority Board Approval. Subject to any additional requirements imposed by the Act, the Shareholders agree that the Company, the Subsidiaries and their respective directors, officers, committees, committee members, employees, agents or any of their respective delegates shall not, without the affirmative consent or approval of the Series A Director and the Series B Director, take any of the actions set forth on Schedule 8 hereto.

4.5	Future Funding. Subject to Section 5, Section 4.4(h) and Section 4.2(b), the Board shall have the authority to determine the extent of, and the means of satisfying, any future funding needs of the Company and shall have the discretion to determine the terms of any future issuance of securities or incurrence of indebtedness by the Company; provided, however, that no Shareholder shall have any obligation to provide any indemnity, guarantee or other security to any other Shareholder or any third party in support of loans, overdraft facilities, borrowings or other financial arrangements entered into, required by or otherwise procured for the Company.

4.6	Governance of Subsidiaries.

(a)	The Company shall cause the board of directors of each Subsidiary, to the extent permitted by applicable law, to be the same size as the Board and to include directors nominated by Shareholders of the Company in the same proportion as each such Shareholder is represented on the Board. The right of nomination by each Shareholder shall also carry the right to remove or replace the director so nominated, and if a nominating Shareholder ceases to meet the requirements set out in Section 4.3(a), such Shareholder shall immediately cause the directors on the board of each Subsidiary appointed by such Shareholder to resign or be removed. The Shareholders shall cause their nominees on the boards of directors of the Subsidiaries to vote in the manner determined by the Board and shall cause any director who fails to vote in such manner to be removed. The Company shall cause the quorum and voting arrangements and other procedures with respect to the boards of directors of the Subsidiaries, as well as other corporate governance matters, to the extent permitted by applicable law, to be the same as those set forth in Section 4 with respect to the Board and the Company.

(b)	In addition to such other limitations as may be provided in the Charter Documents, the following acts of NJPV shall require the prior written approval of the Shareholders of at least seventy-five percent (75%) of the outstanding Series A Preferred Shares, the Shareholders of at least seventy-five percent (75%) of the outstanding Series B Preferred Shares and the Shareholders of at least seventy-five percent (75%) of the outstanding Series C Preferred Shares:

(i)	any amendment to NJPV’s Charter Documents;

(ii)	the liquidation, termination or dissolution of NJPV;

(iii)	any increase of the registered capital of NJPV or transfer of any equity or interest in NJPV;

(iv)	the sale, lease, transfer or other disposition of all or substantially all of the assets of NJPV or any merger or consolidation of NJPV with or into any other business entity; and

(v)	any issuance of Equity Securities of NJPV.

SECTION 5

RIGHT OF PARTICIPATION

5.1	Restrictions. The Company shall not issue any securities (including, without limitation, any Equity Securities or any debt or other securities of any kind) of any type or class (the “New Securities”) to any Person (the “Proposed Recipient”) unless the Company has offered each Shareholder in accordance with the provisions of this Section 5 the right to purchase such Shareholder’s Pro Rata Share of such issuance for a per unit consideration, payable solely in cash, equal to the per unit consideration to be paid by the Proposed Recipient and otherwise on the same terms and conditions as are offered to the Proposed Recipient; provided that the foregoing restriction shall not apply to:

(a)	any issuance of Shares upon the conversion of the Preferred Shares;

(b)	issuance of Shares in an IPO;

(c)	any Equity Securities issued in connection with any share split, share dividend, reclassification or other similar event in which all Shareholders are entitled to participate on a pro rata basis; and

(d)	any Equity Securities issued pursuant to the acquisition of another Person by the Company by way of consolidation, merger, purchase of assets, or other reorganization in which the Company acquires, in a single transaction or series of related transactions, all or substantially all assets of such other corporation or entity, or fifty percent (50%) or more of the equity ownership or voting power of such other corporation or entity.

5.2	Notice. Not less than 20 days before a proposed issuance of securities other than in connection with an issuance permitted under Section 5.1 (a “Proposed Issuance”), the Company shall deliver to each Shareholder written notice of the Proposed Issuance (the “First Participation Notice”) setting forth (i) the number, type and terms of the securities to be issued, (ii) the consideration to be received by the Company in connection with the Proposed Issuance and (iii) the identity of the Proposed Recipients.

5.3	Exercise of Rights.

(a)

Within 15 days after delivery of the notice referred to in Section 5.2, each Shareholder electing to exercise its rights under this Section 5 shall give written notice to the Company specifying the number of New Securities to be purchased by such Shareholder up to its Pro Rata Share and the calculation by such Shareholder of its Pro Rata Share.

Except as provided in the next succeeding sentence, failure by any Shareholder to give such notice within such 15 day period shall be deemed a waiver by such Shareholder of its rights under this Section 5 with respect to such Proposed Issuance.

(b)	If any Shareholder declines to exercise its right under this Section 5 or fails to exercise its right under this Section 5 in full or in part, the Company shall promptly give notice (the “Second Participation Notice”) to the other Shareholders who exercised their rights in accordance with Section 5.3(a) above (each a “Right Participant”). Each Right Participant shall have five (5) business days from the date of the Second Participation Notice (the “Second Participation Period”) to notify the Company of its desire to purchase more than its Pro Rata Share of New Securities, stating the number of the additional New Securities it proposes to buy (the “Additional Number”). Such notice may be made by telephone if confirmed in writing within two (2) business days. If, as a result thereof, such oversubscription exceeds the total number of the remaining New Securities available for purchase, each oversubscribing Shareholder will be cut back by the Company with respect to its oversubscription to that number of remaining New Securities equal to the lesser of (x) the Additional Number and (y) the product obtained by multiplying (i) the number of the remaining New Securities available for subscription by (ii) a fraction, the numerator of which is the number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by such oversubscribing Right Participant and the denominator of which is the total number of Ordinary Shares (calculated on a fully-diluted and as-converted basis) held by all the oversubscribing Right Participants. Each Right Participant shall be obligated to buy such number of New Securities as determined by the Company pursuant to this Section 5.3(b) and the number of New Securities specified pursuant to Section 5.3(a) and the Company shall so notify the Right Participants within fifteen (15) business days following the date of the Second Participation Notice.

(c)	Upon the expiration of the Second Participation Period, or in the event no Shareholder exercises its rights under this Section 5 within ten (10) days following the issuance of the First Participation Notice, the Company shall have 120 days thereafter to sell the New Securities described in the First Participation Notice (with respect to which the Right of Participation hereunder were not exercised) at the same or higher price and upon non-price terms not more favorable to the purchasers thereof than specified in the First Participation Notice. In the event that the Company has not issued and sold such New Securities within such 120 day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Shareholders pursuant to this Section 5.

(d)	If any Shareholder fails to give the notice required under this Section 5.3 solely because of the Company’s failure to comply with the notice provisions of Section 5.2, then the Company shall not issue securities pursuant to this Section 5 and if purported to be issued, such issuance of securities shall be void.

5.4	Adjustment. Notwithstanding any other provision of the Basic Documents, in the case of any issue of Shares or other Equity Securities convertible or exchangeable into Shares to any Person other than the Series C Shareholders pursuant to the Series A Transaction Documents, the Series B Transaction Documents or the Basic Documents with respect to which issue the Series C Shareholders are not otherwise entitled or pursuant to any earnings adjustment in respect of the Series A Conversion Price or the Series B Conversion Price under Clause 10.11(d)(iii) of the Second Restated Articles on or after the date of this Agreement (each such issue or adjustment, a “Dilutive Event”)), the Company shall allot and issue to such Series C shareholder, and each such Series C Shareholder hereby agrees to subscribe for, such additional number of Series C Preferred Shares as would, together with the number of Series C Preferred Shares agreed to be subscribed for by, and allotted and issued to, each of the Series C Shareholders pursuant to Section 2.1 of the Subscription Agreement prior to any adjustment, result in each of the Series C Shareholders’ respective Pro Rata Share being the same as such proportion immediately prior to such Dilutive Event. Any additional Series C Preferred Shares to be allotted and issued in accordance with this Section 5.4 shall be duly allotted and issued and credited as fully paid, non-assessable and free from any Encumbrance. The allotment and issue of such additional Series C Preferred Shares shall not require any additional consideration to be payable by any Series C Shareholder.

5.5	Termination. The rights of any Shareholder under this Section 5 shall automatically terminate upon the consummation of a QIPO.

SECTION 6

RESTRICTIONS ON TRANSFER OF SHARES

6.1	Limitation on Transfers. No Shareholder shall sell, give, assign, hypothecate, pledge, encumber, grant a security interest in or otherwise dispose of, or suffer to exist (whether by operation of law or otherwise) any Encumbrance on, any Shares or any right, title or interest therein or thereto (each, a “Transfer”), except as expressly permitted by this Section 6. Any attempt to Transfer any Shares in violation of the preceding sentence shall be null and void ab initio, and the Company shall not register any such Transfer.

6.2	Transfers in Compliance with Law. Notwithstanding any other provision of this Agreement, no Transfer may be made pursuant to this Section 6 unless (a) the transferee has agreed in writing to be bound by the terms and conditions of this Agreement pursuant to a Joinder substantially in the form attached hereto as Exhibit A, (b) the Transfer complies in all respects with the other applicable provisions of this Agreement and (c) the Transfer complies in all respects with applicable securities laws. If requested by the Company in its reasonable discretion, an opinion of counsel to such transferring Shareholder shall be supplied to the Company, at such transferring Shareholder’s expense, to the effect that such Transfer complies with applicable securities laws.

6.3	No Transfer to Competitors. No Shareholder may effect any Transfer of any Shares to any Person who is at any time engaged in the PRC, whether directly or indirectly, in any business or affairs similar to or otherwise competitive with the Business.

6.4	Permitted Transfers. Notwithstanding other provisions herein to the contrary, the following Transfers may be made without compliance with the provisions of Section 6.5 or 6.6:

(a)	any sale of Shares on the public market in connection with or following an initial public offering of the Shares that has been duly approved by the Board (an “IPO”);

(b)	any Transfer by a Shareholder that is a natural person to a spouse, estate or trust for the purpose of tax planning, provided that such Shareholder is the sole trustee of such trust and all of the beneficial interests in such trust are held by such Shareholder; and

(c)	any Transfer of Shares by an employee of the Company to the Company upon termination of his or her employment with the Company.

6.5	Right of First Refusal.

(a)	Transfers Subject to Right of First Refusal. If any Founder Shareholder proposes to Transfer any Shares, the other Shareholders shall have a right of First Refusal (the “First Refusal Right”) with respect to such Transfer as provided in this Section 6.5.

(b)	Transfer Notice. If a Founder Shareholder (the “Transferring Shareholder”) proposes to Transfer any Shares, the Transferring Shareholder shall send written notice (the “Transfer Notice”) to the other Shareholders (the “Offerees”), which notice shall state (i) the name of the Transferring Shareholder, (ii) the name and address of the proposed transferee (the “Transferee”), (iii) the number of Shares to be Transferred (the “Offered Shares”), (iv) the amount and form of the proposed consideration for the Transfer and (v) the other terms and conditions of the proposed Transfer. In the event that the proposed consideration for the Transfer includes consideration other than cash, the Transfer Notice shall include a calculation of the fair market value of such consideration and an explanation of the basis for such calculation. The total value of the consideration for the proposed Transfer is referred to herein as the “Offer Price”.

(c)

Rights of Other Shareholders. For a period of 30 days after delivery of a Transfer Notice (the “Offer Period”), the Offerees shall have the right, exercisable by each Offeree through the delivery of an Acceptance Notice as provided in Section 6.5(d), to purchase in aggregate all, but not less than all, of the Offered Shares at a purchase price equal to the Offer Price per Share and upon the other terms and conditions set forth in the Transfer Notice. Each Offeree shall have the right to purchase a number of Offered Shares (such Offeree’s “First Refusal Allocation”) equal to the total number of Offered Shares multiplied by a fraction, the numerator of which is the number of Ordinary Shares held by such Offeree and the denominator of which is the total number of Ordinary Shares held by all Offerees, in each case on an as converted but otherwise non-diluted basis. In addition, in the event that one or more Offerees (“Non-Electing Offerees”) declines or is deemed pursuant to Section 6.5(d) to have waived its First Refusal Right, each Offeree electing to exercise its First Refusal Right (an “Electing Offeree”) shall have the right as provided in Section 6.5(e) to purchase all or a portion of the Offered Shares constituting the aggregate First Refusal Allocations of the Non-Electing Offerees (the “Excess Offered Shares”). An Offeree may assign to an Affiliate of such Offeree its right to acquire Offered Shares pursuant to this Section 6.5.

(d)	Exercise of Rights. The First Refusal Right of each Offeree under Section 6.5(c) shall be exercisable by delivering written notice of exercise (an “Acceptance Notice”) within the Offer Period to the Transferring Shareholder, with a copy to each of the other Offerees. Each Acceptance Notice shall include a statement of (i) the number of Shares held by such Offeree on a non-diluted basis and (ii) the maximum number of Excess Offered Shares (up to the total number of Offered Shares less such Offeree’s First Refusal Allocation) that such Offeree is willing to purchase, if any. An Acceptance Notice shall be irrevocable and shall constitute a binding agreement by such Offeree to purchase the relevant number of Offered Shares determined in accordance with Sections 6.5(c) and 6.5(e). The failure of an Offeree to give an Acceptance Notice within the Offer Period shall be deemed to be a waiver of such Offeree’s First Refusal Right.

(e)	Allocation of Excess Offered Shares. Each Electing Offeree shall have the right to purchase the number of Excess Offered Shares specified in such Electing Offeree’s Acceptance Notice; provided that if the number of Excess Offered Shares is less than the aggregate number of Excess Offered Shares that the Electing Offerees have indicated a willingness to purchase in their Acceptance Notices, the Excess Offered Shares shall be allocated as necessary such that each Electing Offeree shall have a right to purchase (i) not less than the total number of Excess Offered Shares multiplied by a fraction, the numerator of which is the number of Ordinary Shares held by such Electing Offeree and the denominator of which is the total number of Ordinary Shares held by all Electing Offerees, in each case on an as converted but otherwise non-diluted basis, and (ii) not more than the maximum number of Excess Offered Shares specified in such Electing Offeree’s Acceptance Notice.

(f)

Sale to Third Party Purchaser. Unless the Offerees elect in the aggregate to purchase all of the Offered Shares under Sections 6.5(c) and (e), the Transferring Shareholder may Transfer, subject to Section

6.6, all of the Offered Shares to the Transferee on the terms and conditions set forth in the Transfer Notice; provided, however, that (i) such sale is bona fide, (ii) the price for the sale to the Transferee is a price not less than the Offer Price and the sale is otherwise on terms and conditions no less favorable to the Transferring Shareholder than those set forth in the Transfer Notice and (iii) the Transfer is made within three months after the giving of the Transfer Notice. If such a Transfer does not occur within such three month period for any reason, the restrictions provided for herein shall again become effective, and no Transfer of Shares may be made by the Transferring Shareholder thereafter without again making an offer to the Preferred Holders in accordance with this Section 6.5.

(g)	Closing. The closing of any purchase of Offered Shares by the Offerees shall be held at the principal office of the Company at 11:00 a.m. local time on the 30th day after the giving of the Transfer Notice or at such other time and place as the parties to the transaction may agree. The said 30 day period shall be extended for an additional period of up to 15 days if necessary to obtain any Regulatory Approvals required for such purchase and payment. At such closing, the Transferring Shareholder shall deliver certificates representing the Offered Shares, accompanied by duly executed instruments of transfer and the Transferring Shareholder’s portion of the requisite transfer taxes, if any. Such Offered Shares shall be free and clear of any Encumbrance (other than Encumbrances arising hereunder or attributable to actions by the Offerees), and the Transferring Shareholder shall so represent and warrant and shall further represent and warrant that it is the beneficial and record owner of such Offered Shares. Each Offeree purchasing Offered Shares shall deliver at such closing (or on such later date or dates as may be provided in the Transfer Notice with respect to payment of consideration by the proposed Transferee) payment in full of the Offer Price. At such closing, all of the parties to the transaction shall execute such additional documents as may be necessary or appropriate to effect the sale of the Offered Shares to the Offerees. Any stamp duty or transfer taxes or fees payable on the transfer of any Offered Shares shall be borne and paid equally by the Transferring Shareholder and the relevant Offeree.

6.6	Co-Sale Rights.

(a)

If any Founder Shareholder shall propose to make a Transfer, the Transfer Notice delivered by such Transferring Shareholder pursuant to Section 6.5(b), shall state (i) the number of Ordinary Shares the Transferring Shareholder then owns, on an as converted but otherwise non-diluted basis, (ii) the expected date of consummation of the proposed Transfer, (iii) a representation that the proposed Transferee has been informed of the Co-Sale Rights provided for in Section 6.6(b) and has agreed to purchase all Shares required to be purchased in accordance with the terms of this Section 6.6 and (iv) a representation that no consideration, tangible or intangible, is being provided to the Transferring Shareholder that is not reflected in the price to be paid to the Preferred Holders exercising their Co-Sale Rights hereunder. Such Transfer Notice shall be accompanied by true and complete copies of all agreements between the Transferring Shareholder and the Transferee regarding the proposed Transfer.

(b)	Co-Sale Rights. In addition to its First Refusal Right, each Non-Electing Offeree who is a Preferred Holder shall have the right (the “Co-Sale Right”) but not the obligation to require the Transferee to purchase from such Non-Electing Offeree, for the same consideration per Ordinary Share and upon the same terms and conditions as to be paid and given to the Transferring Shareholder, up to a maximum of the number of Shares equal to the product of all Offered Shares multiplied by a fraction, the numerator of which is the number of Ordinary Shares owned by such Non-Electing Offeree and the denominator of which is the total number of Ordinary Shares held by the Transferring Shareholder and all such Non-Electing Offerees, in each case on an as converted but otherwise non-diluted basis.

(c)	Co-Sale Notice. Within 40 days after the delivery of the Transfer Notice, each Offeree that elects to exercise its Co-Sale Right shall deliver a written notice of such election to the Transferring Shareholder, specifying the number of Shares with respect to which it has elected to exercise its Co-Sale Right. Such notice shall be irrevocable and shall constitute a binding agreement by such Offeree to Transfer such Shares on the terms and conditions set forth in the Transfer Notice. In order to be entitled to exercise its Co-Sale Right, each electing Offeree must make substantially the same representations, warranties and indemnities as the Transferring Shareholder makes in connection with its Transfer of Shares; provided, however, that no Offeree exercising its Co-Sale Right shall be obligated to pay any amount with respect to any liabilities arising from the representations, and warranties severally made by the Shareholders in excess of such Offeree’s share of the total consideration paid by the Transferee.

(d)	Consummation. Where any Offeree has properly elected to exercise its Co-Sale Right and the proposed Transferee fails to purchase the number of Shares from such Offeree that such Offeree is permitted to Transfer to the Transferee pursuant to Section 6.6(a), the Transferring Shareholder shall not make the proposed Transfer, and if purported to be made, such Transfer shall be void.

6.7

No Restriction on Transfer of Preferred Shares. Notwithstanding any other provisions herein, the Transfer of Preferred Shares shall not be subject to the First Refusal Right and/or the Co-Sale Right, and such shares and all the rights in connection therewith will be freely transferrable subject only to Sections 6.2 and 6.3. For the avoidance of doubt, CS shall also have the rights to freely transfer its Series C Preferred Shares and assign all the rights and obligations in connection therewith under this Agreement and other Basic Documents to a special purpose vehicle formed or to be formed by CS primarily for the purposes of acquiring and holding the Series C Preferred Shares that CS shall subscribe for under the Subscription Agreement.

6.8	Avoidance of Restrictions. The Parties agree that the Transfer restrictions in this Agreement and in the Charter Documents shall not be capable of being avoided by the holding of Shares indirectly through a company or other entity that can be sold in order to dispose of an interest in Shares free of such restrictions. Any Transfer or other disposal of any shares (or other interest) resulting in any change in the control of a Shareholder or of any company (or other entity) having control over that Shareholder shall be treated as being a Transfer of the Shares held by that Shareholder, and the provisions of this Agreement and the Charter Documents that apply in respect of the Transfer of Shares shall thereupon apply in respect of the Shares so held.

6.9	Transfer of Convertible Securities. Any Transfer of Equity Securities exercisable or convertible into or exchangeable for Shares will be deemed for the purposes of this Section 6 to be a Transfer of Shares.

6.10	Notice of Transfer. Within five business days after registering any Transfer of Shares or other Equity Securities on its books, the Company shall send a notice to each Shareholder stating that such Transfer has taken place and setting forth the name of the transferor, the name of the transferee and the number and class of Equity Securities involved.

6.11	Founder Lock-up. Notwithstanding anything to the contrary set forth herein, until the day immediately following the Company’s consummation of a QIPO, a Founder may not Transfer any of his Indirect Shares and a Founder Shareholder may not Transfer any of its Shares.

6.12	Termination. The provisions of this Section 6 shall automatically terminate upon the earlier to occur of:

(a)	the consummation of a QIPO; and

(b)	the sale of all or substantially all of the assets of the Company or the consolidation, merger or other business combination of the Company or into any other Person pursuant to which the holders of the Company’s Equity Securities prior to such consolidation, merger or other business combination hold less than 50% of the voting power of the surviving or resulting entity.

SECTION 7

COVENANTS OF THE PARTIES

7.1	Books and Records. The Company shall, and shall cause the Subsidiaries to, keep proper, complete and accurate books of account in United States Dollars in accordance with IFRS and, in the case of each Subsidiary, the currency of the jurisdiction in which such Subsidiary is organized in accordance with the standards of such jurisdiction. The Company shall have its accounts and those of each Subsidiary audited annually in accordance with IFRS by a reputable firm of international accountants appointed by the Board.

7.2	Securities Filings. The Company shall provide to the Shareholders, promptly after the filing thereof, copies of any registration statement, preliminary prospectus, final prospectus, application for listing or other document filed with any securities regulatory authority or securities exchange in any jurisdiction.

7.3	Budgets and Business Plans. The Company shall prepare proposed annual operating and capital budgets and business plans for the Company, which shall be submitted to all Directors and Observers within 30 days prior to the commencement of each Financial Year. The Board shall adopt budgets and business plans for the Company within one month after the commencement of the relevant Financial Year.

7.4	Bank Accounts. The Company and each Subsidiary shall open and maintain a bank account or bank accounts in its own name with such bank or banks as may be determined by the Board. Such account or accounts shall be operated as the Board, or the board of directors of the relevant Subsidiary, shall resolve from time to time. All payments to or by the Company or such Subsidiary shall be paid into or withdrawn from such account or accounts.

7.5	Insurance. The Company shall, and shall ensure that each Subsidiary will, keep insured at all times and maintain insurance policies in a sufficient amount and with such coverage as are generally maintained by responsible companies in the same industry in the PRC. Such policies shall be sufficient to cover liabilities to which the Company and the Subsidiaries may reasonably be considered at risk in the course of their respective businesses. Without limiting the generality of the foregoing, the Company shall, and shall ensure that each Subsidiary will, keep insured up to the replacement value thereof (including surveyor’s and architect’s fees) all its properties as are of an insurable nature against fire, theft, lighting, explosion, earthquake, riot, strike, civil commotion, storm, tempest, flood, marine risks, erection risks, war risks and such other risks to the extent such coverage is available under commercially reasonable terms and shall duly pay all premia and other sums payable for those purposes. Such insurance shall be taken in the name of the Company or the relevant Subsidiary, as applicable, and any other person having an insurable interest in the property of the Company or the relevant Subsidiary, as the case may be. The Company agrees that in the event of failure on the part of the Company or any Subsidiary to insure the properties or to pay the insurance premia or other sums referred to above, any Series A Shareholder, Series B Shareholder or Series C Shareholder may (but shall not be obliged to) cause the properties to be insured or pay the insurance premia or other sums referred to above, as the case may be, and the Company shall promptly reimburse any expense incurred by such Series A Shareholder, Series B Shareholder or Series C Shareholder (as the case may be) in taking such action.

7.6	Intellectual Property Protection. The Company shall, and shall ensure that the Subsidiaries shall, take all steps promptly to protect their respective Intellectual Property Rights, including without limitation registering all their respective trademarks, brand names and copyrights and wherever prudent applying for patents on their respective technology.

7.7	Ethical Business Practices. The Company, the Subsidiaries and their respective officers, directors, employees and agents shall engage only in legitimate business and ethical practices in commercial operations and in relation to governmental authorities. None of the Company, any Subsidiary or any of their respective officers, directors, employees or agents shall pay, offer, promise or authorize the payment, directly or indirectly, of any monies or anything of value to any government official or employee or any political party for the purpose of influencing any act or decision of such official or of any governmental authority to obtain or retain business, or direct business to any person.

7.8	Borrowings. The Company and the Founders shall ensure that CEEG will continue to provide guarantees, for a period of one year from the Series B Completion Date, with respect to commercial loans obtained by NJPV from PRC banks at the same level as that prior to the Series B Shareholders’ investment in the Company, unless any lender of such loans voluntarily releases CEEG from any such guarantees while maintaining the relevant facility at the same level.

7.9	Compliance with Environmental Laws. The Company and the Founders shall ensure that each Group Member will at all times comply with all environmental laws and regulations of the PRC applicable to its business (the “Environmental Laws”). Each Group Member shall promptly provide such information relating to its compliance with the Environmental Laws as the Investors may reasonably request from time to time.

7.10	Compliance with OFAC. All Group Members and the Founders shall not, and shall cause its directors, officers, agents, employees or affiliates not to, engage in any activities which may subject them to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

7.11	Competitive Investments.

(a)	After the date hereof, no Preferred Holder (other than OZ) shall make any new investment in any company operating in the PRC that engages in any business which competes, or which may compete in the future, with the Business of the Company or NJPV (a “Competitive Entity”); provided that the foregoing shall not apply to:

(i)	any holding by (i) any Series A Shareholder or Series B Shareholder existing on the date of the Series B Subscription Agreement, and (ii) any Series C Shareholder (other than OZ) existing on the date hereof, of any equity interests in a Competitive Entity, including without limitation the shareholding in Suntech Power Co., Ltd. held by the Series A Shareholder or its Affiliates; or

(ii)	any holding by any Preferred Holder (other than OZ) of no more than 1% of the equity interest in a Competitive Entity.

(b)	After the date hereof, OZ shall not make any new investments in:

(i)	any Competitive Entity that is a PRC-Based private company to the extent such investment shall result in OZ’s holding of more than 1% of the total equity interests in such Competitive Entity; or

(ii)	any Competitive Entity that is a PRC-Based publicly-traded company where the investment held by OZ in such Competitive Entity exceeds 10% of the total issued and outstanding shares of such Competitive Entity, provided that Section 7.11(b) shall not apply to:

(i)	any of OZ’s investment in a Competitive Entity existing on the date hereof; or

(ii)	any investment made or to be made by OZ with respect to any entity which, at the time of OZ’s investment, is not a Competitive Entity and which, at the time of OZ’s investment, OZ has not been expressly made aware by such entity that it will become a PRC-Based Competitive Entity in the future.

(c)	If OZ holds more than 3% of the total issued and outstanding shares of any PRC-Based and publicly-traded Competitive Entity (other than those provided for in paragraphs (x) and (y) above), upon OZ’s holding in such Competitive Entity becoming in excess of 3% of the total issued and outstanding shares of such Competitive Entity, (A) OZ shall not be entitled to appoint any observer to the Board as otherwise permitted in accordance with section 4.3(e)(v) and shall, in case the OZ Observer has been appointed to the Board, cause the OZ Observer to immediately resign from his or her observership, and (B) the Information Rights and the Inspection Rights to which OZ shall otherwise be entitled in accordance with Section 3.1 shall immediately cease save to the extent that OZ shall remain entitled to such Information Rights or Inspection Rights as a shareholder of the Company under applicable laws, rules or regulations or such Information Rights or Inspection Rights as may be reasonably required by OZ for the purposes of making any filings, determinations, elections or disclosures required by laws, rules or regulations to which OZ or any of its Affiliates is subject or otherwise complying with laws, rules or regulations to which OZ or any of its Affiliates is subject, provided further that such Information Rights and Inspection Rights and OZ’s observership which have ceased in accordance with the foregoing shall resume upon OZ’s holding in such Competitive Entity reducing to 3% of the total issued and outstanding shares of such company or below.

(d)	For the purposes of this Section 7.11, a PRC-Based company shall mean a PRC incorporated private or publicly-traded company or a non-PRC incorporated private or publicly-traded company, whose consolidated gross turnover generated from its solar photovoltaic cell manufacturing operations located in the PRC constitutes more than 67% of its total consolidated gross turnover generated from its solar photovoltaic cell manufacturing operations and whose consolidated gross turnover generated from its solar photovoltaic cell manufacturing operations constitutes more than 80% of its total consolidated gross turnover, in each case such consolidated gross turnover shall be determined by reference to the audited consolidated annual accounts of the company (or their closest equivalent) with respect to the financial year immediately preceding the year in which OZ makes its investment, and (B) a publicly-traded company shall mean any company that is listed either in the PRC or in other jurisdictions including without limitation the Hong Kong Special Administrative Region, Singapore, Japan, Germany, the United Kingdom and the United States.

(e)	The Company shall be obliged, and the Guarantors shall procure the Company, to notify OZ in writing of any entity which the Company reasonably considers to be an entity contemplated by Section 7.11(b) immediately upon the Company becoming aware of such entity or forming such view of such entity. For the avoidance of doubt, any notice served by the Company shall be for consideration by OZ only and the parties agree that no entity shall be deemed an entity contemplated by Section 7.11(b) by virtue only of a notice having been served by the Company with respect to it pursuant to this Section 7.11(e).

(f)	Subject to Sections 4.2(b) and 7.11(g), after the date hereof, the Company shall not, and shall cause each of its Subsidiaries to not, except with the prior written consent of the Preferred Holders, negotiate, enter into, or otherwise engage in any transaction with any third party (other than any Preferred Holder) (a “Prospective Investor”) pursuant to which such Prospective Investor will acquire any Equity Securities of the Company or NJPV (a “Prospective Financing”), if such Prospective Investor has, as of the date hereof, or may acquire after the date hereof, more than 1% of a Competitive Entity;

(g)	The restriction in Section 7.11(f) shall not apply to:

(i)	any Prospective Financing involving a Prospective Investor who holds more than 1% but no more than 3% of the aggregate equity interest in a Competitive Entity (all of which equity interest must be acquired on the public market) and discloses such shareholding to the Company, NJPV and the Preferred Holders prior to the Board’s approval of the Prospective Financing;

(ii)	any Prospective Financing involving a Prospective Investor who holds more than 3% but no more than 5% of the aggregate equity interest in a Competitive Entity (all of which equity interest must be acquired on the public market) and discloses such shareholding to the Company, NJPV and the Preferred Holders prior to the Board’s approval of the Prospective Financing, provided that the Series A Shareholder and EIL shall each have the right, exercised in reasonable good faith for the protection of the Company and the Shareholders, to require the Company to consummate the Prospective Financing on the condition that the Prospective Investor will not receive any director seat on the Board and/or not receive any right to confidential and other proprietary information of the Company and its Affiliates; or

(iii)	any Prospective Financing involving a Prospective Investor who holds more than 5% of the aggregate equity interest in a Competitive Entity (all of which equity interest must be acquired on the public market), provided that (A) the Prospective Financing involves the acquisition by the Prospective Investor of less than 1% of the aggregate equity interest in the Company, and (B) the Prospective Investor will not receive any director seat on the Board or any right to confidential and other proprietary information of the Company and its Affiliates as part of the Prospective Financing.

7.12	Authorised Share Capital. The Company shall and, to the extent required by the applicable law or the Second Restated Articles, the Shareholders, shall pass all necessary resolutions to procure the Company to, increase its authorised share capital for the purposes of effecting any future anti-dilution issues pursuant to Clause 5.4.

SECTION 8

PUBLIC OFFERING

8.1	Public Offering. It is the intention of the Parties that the Company will conduct a QIPO on a Qualified Exchange to be agreed between the Parties as soon as practicable taking into account market conditions and the best interests of the Company. The Parties will cooperate and use all reasonable commercial efforts to cause the QIPO to be implemented prior to March 31, 2008.

SECTION 9

REPRESENTATIONS AND WARRANTIES

9.1	Each Party represents to the other Parties hereto, severally and not jointly and on behalf of itself and each of its Subsidiaries, that:

(a)	it has the full power and authority to enter into, execute and deliver this Agreement and to perform, and cause its relevant Subsidiaries to perform (where applicable), the transactions contemplated hereby;

(b)	if it is not a natural person, it is duly incorporated or organized and existing under the laws of the jurisdiction of its incorporation or organization;

(c)	its execution and delivery of this Agreement and performance of the transactions contemplated hereby have been duly authorized by all necessary corporate or other actions on its part;

(d)	assuming the due authorization, execution and delivery hereof by the other Parties, this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally; and

(e)	its execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not, (i) violate any provision of its organizational or governance documents, (ii) require it to obtain any consent, approval or action of, or make any filing with or give any notice to, any governmental authority in its country of organization or any other Person pursuant to any instrument, contract or other agreement to which it is a party or by which it is bound, other than any such consent, approval, action or filing that has already duly obtained or made or otherwise explicitly required hereunder, (iii) conflict with or result in any material breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any instrument, contract or other agreement to which it is a party or by which it is bound, (iv) violate any order, judgment or decree against, or binding upon, it or upon its respective securities, properties or businesses, or (v) violate any law or regulation of its country of organization or any other country in which it maintains its principal office.

SECTION 10

CONFIDENTIALITY AND RESTRICTIONS ON PUBLICITY

10.1	General Obligation. Each Party undertakes that it shall not reveal, and shall use its reasonable efforts to ensure that its directors, equity interest holders, employees, agents. current or prospective partners, members, advisors and bankers (collectively, “Representatives”) do not reveal, to any third party any Confidential Information without the prior written consent of the concerned Party, as the case may be. The term “Confidential Information” as used in this Agreement means, (a) the terms of this Agreement and the other Basic Documents or the existence thereof, the identities of the parties hereto and thereto and their respective Affiliates and the transactions contemplated hereunder and thereunder; and (b) any information or materials prepared by a Party or its Representatives that contains or otherwise reflects, or is generated or derived from any of the foregoing.

10.2	Exceptions. The provisions of Section 10.1 shall not apply to:

(a)	disclosure of Confidential Information that is or becomes generally available to the public other than as a result of disclosure by or at the direction of a Party or any of its Representatives in violation of this Agreement;

(b)	disclosure by a Party to its Affiliates and their respective Representatives;

(c)	disclosure, after giving prior notice to the other Parties to the extent practicable under the circumstances and subject to any practicable arrangements to protect confidentiality, to the extent required under the rules of any stock exchange or by applicable laws or governmental regulations or judicial or regulatory process or in connection with any judicial process regarding any legal action, suit or proceeding whether or not arising out of or relating to this Agreement; or

(d)	disclosure by any Party or its Affiliates of Confidential Information to any Person that is a potential provider of financing or purchaser or subscriber for any or all of the shares or assets or undertaking of such Party or an Affiliate thereof or for other similar business purposes, if the recipient has entered into obligations of confidentiality substantially similar to those contained in this Section 10.

(e)	disclosure by an Investor to its stockholders, limited partners, members or other owners, as the case may be, regarding the general status of its investment in the Company (without disclosing specific confidential information); and

(f)	disclosure by an Investor to Persons reasonably determined by the Investor to be potential stockholders, limited partners, members or other investors in the Investor in any media, including without limitation in connection with any marketing materials distributed for or on behalf of the Investor, regarding the general status of its investment in the Company, including without limitation the name of the Company, a description of the business conducted by the Company and the actual or estimated return on investment realized by the Investor resulting from or relating to its investment in the Company.

For the avoidance of doubt, an Observer shall be entitled to disclose to his appointer such information in connection with the Group as he sees fit.

10.3	Publicity. Each Party agrees that it shall make no public release or announcement concerning this Agreement or any other Basic Document or the contemplated transactions hereunder or thereunder or otherwise disclose the identity, ownership or involvement of any other Party or its Affiliates in the transactions contemplated by this Agreement or any other Basic Document without advance written approval thereof by such other Party.

10.4	Legally Compelled Disclosure. In the event that any Party is requested or becomes legally compelled (including without limitation, pursuant to securities laws and regulations) to disclose the existence of this Agreement and any other Basic Document, any of the exhibits and schedules attached to such agreements, or any of the terms hereof in contravention of the provisions of this Section 10, such Party (the “Disclosing Party”) shall provide the other Parties (the “Non-Disclosing Parties”) with prompt written notice of that fact and use all reasonable efforts to seek (with the cooperation and reasonable efforts of the other parties) a protective order, confidential treatment or other appropriate remedy. In such event, the Disclosing Party shall furnish only that portion of the information which is legally required to be disclosed and shall exercise reasonable efforts to keep confidential such information to the extent reasonably requested by any Non-Disclosing Party.

SECTION 11

ASSIGNMENT AND AMENDMENT

11.1	Information Rights. Each Preferred Holder may assign its rights under Section 3.1 to any of its Affiliates to the extent reasonably necessary in the ordinary course of business of such Preferred Holder; provided, however, that no party may be assigned any such rights unless the Company is given written notice by the assigning party stating the name and address of the assignee and identifying the Equity Securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 11.

11.2	Rights of Participation; Right of First Refusal; Co-Sale Rights. The rights of each Preferred Holder under Section 5 and Section 6 are fully assignable in connection with a permitted Transfer of Shares by such Preferred Holder; provided, however, that no party may be assigned any of the foregoing rights unless the Company is given written notice by such assigning party at the time of such assignment, stating the name and address of the assignee and identifying the Equity Securities of the Company as to which the rights in question are being assigned; and provided further, that any such assignee shall receive such assigned rights subject to all the terms and conditions of this Agreement, including without limitation the provisions of this Section 11.

11.3

Amendment of Rights. Any provision in this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only the Company; (ii) as to Series A Shareholders and Series B Shareholders, persons or entities holding at least a majority of the class or series of Series A Preferred Shares or Series B Preferred Shares (as the case may be); provided that any Series B Shareholder may not waive any of its rights hereunder without obtaining the prior written consent of EIL; (iii) as to Series C Shareholders, any Series C Shareholder shall not waive any of its rights hereunder without obtaining the prior written consent of all the other Series C Shareholders; and (iv) as to the Founder Shareholders, by persons or entities holding a majority of the Ordinary Shares held by the Founder Shareholders; provided that any Founder Shareholder may waive any of its rights hereunder without obtaining the consent of any other Founder

Shareholder. Any amendment or waiver effected in accordance with this Section 11.3 shall be binding upon the Company, the Preferred Holders, the Founder Shareholders, each Founder and their respective assigns.

SECTION 12

TERM AND TERMINATION

12.1	Effective Date; Termination. This Agreement shall become effective upon the execution hereof by all of the Parties and shall, except with respect to certain provisions herein specifically stated otherwise, continue in effect until the earlier to occur of (a) the date on which the Company goes into liquidation or dissolution or any property or assets of the Company are placed in the hands of a receiver, trust custodian or liquidator or a winding up order in respect of the Company is issued, and (b) any date agreed upon in writing by all of the Parties, provided that this Agreement shall cease to have effect as regards any Shareholder that ceases to hold any Shares held by such Shareholders as at the date hereof and any shares acquired pursuant to this Agreement save for any of its provisions that are expressed to continue in force after termination.

12.2	Consequences of Termination. If this Agreement is terminated pursuant to Section 12.1, this Agreement shall become null and void and of no further force and effect, except that the Parties shall continue to be bound by the provisions of this Section 12 and Section 10 (Confidentiality and Restrictions on Publicity), Section 13 (Notices) and Section 16 (Governing Law and Dispute Resolution). Nothing in this Section 12.2 shall be deemed to release any Party from any liability for any breach of this Agreement prior to the effective date of such termination.

SECTION 13

NOTICES

13.1	Notice Addresses and Method of Delivery. All notices, requests, demands, consents and other communications (“Notices”) required to be given by any Party to any other Party shall be in writing and delivered by:

(a)	hand delivery or courier;

(b)	prepaid registered letter sent by first class mail (airmail if to an address in a country other than the country in which the sender is situated), return receipt requested; or

(c)	facsimile to the applicable Party at the address or facsimile number stated below:

(i) If to the Company:	123 Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing, PRC 211100 Attention: Tingxiu Lu Facsimile: (8625) 5276-6882

(ii)	If to a Founder to such founder at the address set forth opposite his or her name on Schedule 1.

(iii)	If to a Founder Shareholder to such Founder Shareholder at the address set forth opposite its name on Schedule 2.

(iv)	If to a Series A Shareholder to such Series A Shareholder at the address set forth opposite its name on Schedule 3.

(v)	If to a Series B Shareholder to such Series B Shareholder at the address set forth opposite its name on Schedule 4.

(vi)	If to a Series C Shareholder to such Series C Shareholder at the address set forth opposite its name on Schedule 5.

(vii)	If to Deutsche Bank: Winchester House, 1 Great Winchester Street, London EC2N 2DB, United Kingdom.

or, as to each Party, at such other address or number as shall be designated by such Party in a notice to the other Parties containing the new information in the same format as the information set out above and complying as to delivery with the terms of this Section.

13.2	Time of Delivery. Any Notice delivered:

(a)	by hand delivery or courier shall be deemed to have been delivered on the date of actual delivery;

(b)	by prepaid registered letter shall be deemed to have been delivered four Business Days after the date of posting; and

(c)	by facsimile shall be deemed to have been delivered on the day the transmission is sent (as long as the sender has a confirmation report specifying a facsimile, a facsimile number of the recipient, the number of pages sent and the date of the transmission).

13.3	Proof of Delivery. In proving delivery of any Notice it shall be sufficient:

(a)	in the case of delivery by hand delivery or courier, to prove that the Notice was properly addressed and delivered;

(b)	in the case of delivery by prepaid registered letter, to prove that the Notice was properly addressed and posted; and

(c)	in the case of delivery by facsimile transmission, to prove that the transmission was confirmed as sent by the originating machine to the facsimile number of the recipient, on the date specified.

SECTION 14

FEES AND EXPENSES

14.1	Payment of Fees. Each Party shall bear its own costs and expenses in connection with the negotiation, documentation and execution of this Agreement.

SECTION 15

MISCELLANEOUS

15.1	Legend. Each certificate for any Shares now held or hereafter acquired by any Shareholder shall, for as long as this Agreement is effective, bear a legend as follows:

“China Sunergy Co., Ltd. (the “Company”) is a company organized under the laws of the Cayman Islands, and the shares represented by this certificate shall not be sold, assigned, transferred, exchanged, mortgaged, pledged or otherwise disposed of or encumbered without compliance with the provisions of that certain Shareholders’ Agreement, dated as of September 26, 2006, among the Company, the Founders (as defined therein) and the shareholders of the Company named therein or subsequently adhering thereto. A copy of such Shareholders’ Agreement is on file at the principal offices of the Company. The Company will not register the transfer of such shares on the books of the Company unless and until the transfer has been made in compliance with the terms of such Shareholders’ Agreement.”

15.2	Discrepancies. If there is any discrepancy between any provision of this Agreement and any provision of the Charter Documents or the charter documents of any Subsidiary, the provisions of this Agreement shall prevail, and the Parties shall procure that the Charter Documents or the charter documents of the relevant Subsidiary, as the case may be, are promptly amended, to the extent permitted by applicable law, in order to conform with this Agreement.

15.3	Several Right and Liability. The rights, liability and obligations of the Preferred Holders under this Agreement shall be several and not joint and several. For the avoidance of doubt, for the purpose of this clause, the rights, liability and obligations of OZ Master Fund, Ltd., OZ Asia Master Fund, Ltd. and OZ Global Special Investments Master Fund, L.P., shall be joint and several.

15.4	Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the parties. In such event, the parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

15.5	Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person, other than the Parties hereto and their permitted successors and assigns any rights or remedies under or by reason of this Agreement.

15.6	Successors and Assigns. Subject to the provisions of Section 11, the provisions of this Agreement shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Parties hereto.

15.7	Superseding Existing Agreement. This Agreement shall replace the shareholders’ agreement with respect to the BVI Subsidiary, dated April 4, 2006, among the BVI subsidiary, the Founders, the Founder Shareholders, the Series A Shareholder and the Series B Shareholders, which shareholders’ agreements shall be terminated upon this Agreement becoming effective.

15.8	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.9	Adjustments for Share Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Series A Preferred Shares, Series B Preferred Shares, Series C Preferred Shares or Ordinary Shares of the Company, then, upon the occurrence of any subdivision, combination or share dividend of such relevant Equity Securities, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of Equity Securities by such subdivision, combination or share dividend.

15.10	Aggregation of Shares. All Shares held or acquired by any Affiliate of any Party (as defined in Rule 144 under the Securities Act of 1933 of the United States of America) shall be aggregated together for the purpose of determining the availability of any rights to such Party under this Agreement.

SECTION 16

GOVERNING LAW AND DISPUTE RESOLUTION

16.1	Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW OF ANY JURISDICTION, except with respect to matters relating to the internal corporate affairs of the Company (including the issuance of shares and the interpretation and application of its Memorandum and Articles of Association) which shall be governed by and construed in accordance with the Act.

16.2	Arbitration.

(a)	Any dispute, controversy or claim arising out of or relating to this Agreement, or the performance, interpretation, breach, termination or validity hereof (a “Dispute”), shall be resolved through friendly consultation. Such consultation shall begin immediately after one Party has delivered to the other Parties a written request for such consultation stating specifically the nature of the Dispute. If within 30 days following the date on which such notice is received the Dispute has not been resolved, the Dispute shall be submitted to and finally resolved by arbitration by a Party (the “Claimant”) giving written notice to the other Parties (the “Respondent”).

(b)	The arbitration shall be conducted in Hong Kong at the Hong Kong International Arbitration Centre (the “Centre”).

(c)	There shall be three arbitrators. The Claimant shall appoint one arbitrator and the Respondent shall appoint one arbitrator. The third arbitrator shall act as the presiding arbitrator and shall be appointed by agreement of the Party-appointed arbitrators. If no agreement on such appointment can be reached within 30 days after the appointment of the later of the two Party-appointed arbitrators, the Centre, which shall act as the appointing authority, shall make the appointment.

(d)	The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the Arbitration Rules of the United Nations Commission on International Trade Law in effect at the time of the arbitration. However, if such rules are in conflict with the provisions of this Section 16.2, upon agreement by the Centre as provided in the rules of the Centre, the provisions of this Section 16.2 shall prevail.

(e)	Each Party shall cooperate with the other Parties in making full disclosure of and providing complete access to all information and documents requested by the other Parties in connection with such proceedings, subject only to relevance, privilege and any confidentiality obligations binding on such Party.

(f)	The award of the arbitration tribunal shall be final and binding upon the Parties, and the winning Party may, at the cost and expenses of the losing Party, apply to any court of competent jurisdiction for enforcement of such award.

(g)	Each Party irrevocably consents to the service of process, notices or other paper in connection with or in any way arising from the arbitration or the enforcement of any arbitral award, by use of any of the methods and to the addresses for the giving of notices set forth in Section 13. Nothing contained herein shall affect the right of any Party to serve such processes, notices or other papers in any other manner permitted by applicable law.

(h)	Without prejudice to the provisions contained in this Section 16.2, in order to preserve its rights and remedies, any Party shall be entitled to seek preservation of property or evidence or any other emergency relief in accordance with law from any court of competent jurisdiction, the Centre or the arbitration tribunal pending the final decision or award of the arbitration tribunal.

16.3	During the period when a Dispute is being resolved, except for the matter being disputed, the Parties shall in all other respects continue their implementation of this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

CHINA SUNERGY CO., LTD.

By:	/s/ Tingxiu Lu
Name:	Tingxiu Lu
Title:	Director

FOUNDERS:

LU, TINGXIU

/s/ LU, TINGXIU

HUANG, YINGCHUN

/s/ HUANG, YINGCHUN

ZHAO, JIANHUA

/s/ ZHAO, JIANHUA

ZHANG, FENGMING

/s/ ZHANG, FENGMING

WANG, AIHUA

/s/ WANG, AIHUA

FOUNDER SHAREHOLDERS:

ELITE SHINE GROUP LIMITED

By:	/s/ Lu Tingxiu
Name:
Title:

SMOOTH KING INVESTMENTS LIMITED

By:	/s/ Huang Yingchun
Name:
Title:

BRIGHTEST POWER HOLDINGS LIMITED

By:	/s/ Zhao Jianhua
Name:
Title:

TALENT DAY INVESTMENTS LIMITED

By:	/s/ Xu Chengrong
Name:
Title:

LUCK GREAT INVESTMENTS LIMITED

By:	/s/ Zhang Fengming
Name:
Title:

DEUTSCHE BANK AG ACTING THROUGH ITS LONDON BRANCH

By:	/s/ Greg M Caneity
Name:
Title:	Managing Director

SERIES A SHAREHOLDERS:

PRAXCAPITAL FUND II, L.P.

By:
its:	General Partner

By:	/s/ Jeff Yao
Name:	JEFF YAO
Title:	PARTNER

SERIES B SHAREHOLDERS:

EXUBERANCE INVESTMENT LIMITED

BY:	/s/ Mark Qiu
Name:
Title:

GERSEC TRUST REG.

By:	/s/ Germano Vallo
Name:	GERMANO VALLO
Title:	TRUSTEE

CHINA ENVIRONMENT FUND 2004, LP

By:	/s/
Name:
Title:

SERIES C SHAREHOLDERS:

OZ MASTER FUND, LTD.

By:	OZ Management, L.L.C.,
its Investment Manager

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

OZ ASIA MASTER FUND, LTD.

By:	OZ Management, L.L.C.,
its Investment Manager

By:	/s/ Joel M. Frank_
Name:	Joel M. Frank
Title:	Chief Financial Officer

OZ GLOBAL SPECIAL INVESTMENTS MASTER FUND, L.P.

By:	OZ Advisors, L.L.C., its General Partner
By:	Och-Ziff Associates, L.L.C., its Managing Member

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

CREDIT SUISSE PRIVATE EQUITY PARTNERS ASIA, L.P.

By:	Credit Suisse First Boston (Cayman)
Management Limited, its General Partner

By:	/s/ Heath Zarin
Name:	Heath Zarin
Title:	Authorized Signatory

EXECUTION COPY

SCHEDULE 1

LIST OF THE FOUNDERS

Name	Address
Lu, Tingxiu	123 Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing, PRC

Huang, Yingchun	123 Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing, PRC

Zhao, Jianhua	123 Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing, PRC

Zhang, Fengming	123 Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing, PRC

Wang, Aihua	123 Focheng West Road, Jiangning Economic & Technical Development Zone, Nanjing, PRC

EXECUTION COPY

SCHEDULE 2

LIST OF THE FOUNDER SHAREHOLDERS

Name	Address
ELITE SHINE GROUP LIMITED	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

SMOOTH KING INVESTMENTS LIMITED	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

BRIGHTEST POWER HOLDINGS LIMITED	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

TALENT DAY INVESTMENTS LIMITED	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

LUCK GREAT INVESTMENTS LIMITED	P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

EXECUTION COPY

SCHEDULE 3

LIST OF THE SERIES A SHAREHOLDERS

Name	Address
PraxCapital Fund II, L.P.	2272 Hongqiao Road, Suite 6A, Hongqiao Business Centre, Shanghai 200336, China

EXECUTION COPY

SCHEDULE 4

LIST OF THE SERIES B SHAREHOLDERS

Name	Address
Exuberance Investment Limited

c/o Maples Finance BVI Limited

P.O. Box 173, Kingston Chambers, Road Town

Tortola, the BVI

with copies to:

c/o: China Renaissance Capital Investment

Suite 305 – 307

St. George’s Building

2 Ice House Street Central

Hong Kong

Tel: +852 2521-8013

Facsimile: +852 2521-8023

Attn: Hung Shih

and

Paul, Weiss, Rifkind, Wharton & Garrison

12th Floor, Hong Kong Club Building

3A Chater Road Central

Hong Kong

Facsimile: +852 2536-9622

Attn: Jeanette K. Chan

Gersec Trust Reg.	Meierhostrasse 5 Vaduz FI-9490 Liechtenstein Tel: +41 (279) 222-080 Facsimile: +41 (279) 222-085 Attn: Germano Valle

China Environment Fund 2004, LP

c/o Walkers SPV Limited, P.O. Box 908GT

George Town, Grand Cayman

Cayman Islands

with a copy to:

c/o Tsinghua Venture Capital Management Co., Ltd.

A1301 Innovation Plaza

Tsinghua Science Park

Beijing, the PRC

Tel: +86 (10) 6270-5921

Facsimile: +86 (10) 6270-5920

Attn: Donald Ye/Alan Bai

EXECUTION COPY

SCHEDULE 5

LIST OF THE SERIES C SHAREHOLDERS

Name	Address
OZ Master Fund, Ltd.

c/o Goldman Sachs (Cayman) Trust, Ltd.,

Harbour Centre, P.O. Box 896, George Town,

Grand Cayman, Cayman Islands

with a copy to:

c/o Och-Ziff Capital Management Hong Kong Limited

Suite 2003A, Cheung Kong Center 2 Queen’s Road Central Hong Kong Facsimile: +852 2297-0818 Attn: Gabriel Fong

OZ Asia Master Fund, Ltd.

c/o Goldman Sachs (Cayman) Trust, Ltd.,

Harbour Centre, P.O. Box 896, George Town,

Grand Cayman, Cayman Islands

with a copy to:

c/o Och-Ziff Capital Management Hong Kong Limited

Suite 2003A, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Facsimile: +852 2297-0818

Attn: Gabriel Fong

OZ Global Special Investments Master Fund, L.P.

c/o Goldman Sachs (Cayman) Trust, Ltd.,

Harbour Centre, P.O. Box 896, George Town,

Grand Cayman, Cayman Islands

with a copy to:

c/o Och-Ziff Capital Management Hong Kong Limited

Suite 2003A, Cheung Kong Center

2 Queen’s Road Central

Hong Kong

Facsimile: +852 2297-0818

Attn: Gabriel Fong

Credit Suisse Private Equity Partners Asia, L.P.

c/o M&C Corporate Services Limited, P.O. Box

309GT Ugland House, S. Church Street, George

Town, Grand Cayman, Cayman Islands

with copies to:

c/o Credit Suisse

45/F Two Exchange Square

8 Connaught Place

Central, Hong Kong

Facsimile: +852 2284-6529

Attn: Delia Lang, Legal and Compliance Department

and

Milbank, Tweed, Hadley & McCloy LLP

30 Raffles Place

#14-00 Caltex House

Singapore 048622

Facsimile: +65 6428-2500

Attn: David Zemans

EXECUTION COPY

SCHEDULE 6

EXISTING SHAREHOLDERS

	Shares	%
Ordinary Share
Lu Tingxiu BVI (Elite Shine)	391,842	26.44%
Huang Yingchun BVI (Smooth King)	212,958	14.37%
Zhao Jianhua / Wang Aihua BVI (Brightest Power)	203,040	13.70%
Zhang Fengming BVI (Luck Great)	97,200	6.56%
Xu Chengrong BVI (Talent Day)	86,400	5.83%
Deutsche Bank	54,000	3.64%
Total Common	1,045,440	70.54%

Option & Warrant

Total option & warrant	0	0

Series A preferred shares
PraxCapital Fund	128,473	8.67%
Total Series A	128,473	8.67%

Series B preferred shares
Exuberance Investment Limited	192,095	12.96%
Gersec Trust Reg.	21,344	1.44%
China Environment Fund 2004 LP	25,613	1.73%
Total Series B	239,051	16.13%

Series C preferred shares
OZ Master Fund, Ltd.	18,517	1.25%
OZ Asia Master Fund, Ltd.	20,094	1.36%
OZ Global Special Investments Master Fund, L.P.	2,795	0.19%
Credit Suisse Private Equity Partners Asia, L.P.	27,604	1.86%
Total Series C	69,010	4.66%

Reserved for ESOP		0.00%

fully diluted post Series C	1,481,974	100.00%

EXECUTION COPY

SCHEDULE 7

PARTICULARS OF NJPV

1.	Registered office:	No. 88 Shengtai Road, Nanjing City, Jiangsu Province, the PRC

2.	Date of incorporation:	August 2, 2004

	Incorporation Number:	Qi He Su Ning Zong Zi No. 007228

3.	Directors:	Lu, Tingxiu; Zhao, Jianhua; Yin, Guangyou; Zhang, Fengming; Guo, Shiliang; Guo, Hongjian; Mark Qiu; Fernando R. Vila.

4.	Secretary:	N/A

5.	Registered Capital:	US$60,800,000.00

6.	All outstanding equity holders of NJPV and the amount of equity interest held by each such equity interest holder as of Date Hereof:

Registered Capital of NJPV (USD)	Shareholders	Equity Interest (Percentage)	Notes
60,800,000.00	BVI Subsidiary	100%

7.	Auditors:	(A) Yang Zhong Zheng Xin Accounting Firm

(B) Deloitte & Touche Tohmatsu

8.	Financial Year End:	December 31

EXECUTION COPY

SCHEDULE 8

MATTERS REQUIRING SUPERMAJORITY BOARD APPROVAL

Without the prior written approval of the Series A Director and the Series B Director as specified in Section 4.4(h), the Company shall not take (or permit any of the Subsidiaries to take) any of the following actions, or take or omit to take any action that would have the effect of any of the following actions:

(a)	incur an indebtedness in excess of US$5,000,000 (or its equivalent in other currencies) individually or in the aggregate during any fiscal year, provided that such additional approval shall not be required for indebtedness specifically stipulated in a budget approved by the Board or the board of directors of the relevant Subsidiary to the extent that the actual indebtedness is not in excess of the amount stipulated in such budget for such indebtedness;

(b)	purchase, lease or otherwise acquire or dispose of any asset valued in excess of US$500,000 individually or in the aggregate during any fiscal year, provided that such additional approval shall not be required for assets specifically stipulated in a budget approved by the Board or the board of directors of the relevant Subsidiary to the extent that the actual asset value is not in excess of the amount stipulated in such budget for such asset;

(c)	invest in any other Person in excess of US$50,000 individually or in the aggregate during any fiscal year, or to enter into any joint venture or partnership involving expenditure, investment or potential liability by the Company and its Subsidiaries in the aggregate in excess of US$1,000,000 or that will involve the use or contribution of any Intellectual Property of the Company;

(d)	increase the compensation of any of the five (5) most highly compensated employees of the Company or any Subsidiary by more than 10% in a twelve (12) month period;

(e)	the appointment or removal of the Chief Executive Officer, Chief Financial Officer and Financial Controller of the Company and any other officer who reports directly to the Chief Executive Officer (collectively, “Senior Officers”);

(f)	determination of the compensation (including without limitation cash and stock option compensation) of (i) the Chief Executive Officer or Chairman, as the case may be, of the Company, (ii) the Chairman of the Board, (iii) any Director or director of a Subsidiary or any member of a committee of the Board or the board of directors of any Subsidiary or (iv) any officer or employee of the Company or any Subsidiary who shall receive from the Company or such Subsidiary more than US$100,000 (or its equivalent in other currencies), in the aggregate in compensation (including without limitation cash and stock option compensation) in any given year;

(g)	cause or permit the Company or any Subsidiary to enter into any transactions with (including without limitation any loan to) a Related Party, other than the Registration Rights Agreement;

(h)	any incurrence of any security interest, lien or other Encumbrance on any of the assets of the Company or any Subsidiary, provided that such additional approval shall not be required for any security interest specifically stipulated in a budget approved by the Board or the board of directors of the relevant Subsidiary to the extent that the actual security interest is not in excess of the amount stipulated in such budget for such security interest;

(i)	the approval or amendment of the annual budget or strategic, management or business plan of the Company or any Subsidiary;

(j)	change the scope of business of the Company or any Subsidiary, approve the development of any new line of business or enter into any business other than the Business

(k)	amend, modify or waive any provisions of the Charter Documents;

(l)	dissolve, liquidate, reorganize or restructure the Company or any Subsidiary;

(m)	sell or dispose of all or substantially all of the assets of the Company or any Subsidiary;

(n)	merge, amalgamate or consolidate the Company or any Subsidiary with any other entity;

(o)	issue, redeem or repurchase any Equity Securities of the Company or any Subsidiary;

(p)	effect a public offering of any securities of the Company or any Subsidiary;

(q)	cause or permit the Company and/or any Subsidiary to make financial commitments or guarantees individually or in the aggregate over any 12 consecutive calendar month period in excess of US$5,000,000 (or its equivalent in other currencies);

(r)	cause or permit the Company or any Subsidiary to undertake any recapitalization or similar transaction;

(s)	cause or permit the Company or any Subsidiary to create any subsidiary, invest in the equity or debt securities of any person (other than investment grade securities acquired in connection with ordinary treasury activities) or otherwise acquire any interest in any other person;

(t)	change the size or composition of the Board or the board of directors of any Subsidiary or any committee thereof;

(u)	approve the terms of any stock option plan for employees or directors of the Company or any Subsidiary and the allocation of options thereunder;

(v)	approve the execution or termination of any contract entered into outside the ordinary course of business of the Company or the relevant Subsidiary that involves payments in excess of US$1,000,000 per year in the aggregate by the Company and/or any Subsidiary; provided that such additional approval shall not be required for expenditures specifically stipulated in a budget approved by the Board or the board of directors of the relevant Subsidiary to the extent that the actual expenditure is not in excess of the amount stipulated in such budget for such expenditure;

(w)	declare any dividend, or make any payment or other distribution to the Shareholders (whether in cash, securities, property or other assets);

(x)	change the name of the Company or any Subsidiary or cause or permit the Company or any Subsidiary to cease carrying on its business;

(y)	cause the Company or any Subsidiary to (1) commence any case, proceeding or other action (A) under any bankruptcy, insolvency or similar law seeking to have an order of relief entered with respect to it or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding up, liquidation, dissolution, composition or other relief with respect to it or its debts or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or all or any substantial part of its property, (2) make a general assignment for the benefit or its creditors or (3) admit in writing its inability to pay its debts when they become due;

(z)	initial appointment and change the auditors of the Company or any Subsidiary;

(aa)	change the accounting standards employed by the Company or any of its Subsidiaries;

(bb)	change the Financial Year or tax year of the Company or any Subsidiary;

(cc)	the transfer, assignment, sale, lease, license or other disposition of any Intellectual Property of the Company or any Subsidiary; or

(dd)	make any draw-down of the Proceeds (as defined in the Subscription Agreement) from the Proceeds Account (as defined in the Subscription Agreement) other than those as provided in Section 4.4 (a) of the Subscription Agreement, or make any draw-down of the Proceeds from the Proceeds Account in an amount, individually or in the aggregate in any one-month period, in excess of US$1,000,000.

EXECUTION COPY

SCHEDULE 9

FORM OF MONTHLY MANAGEMENT REPORT

China Sunergy Co. Ltd. / Nanjing PV-Tech Co. Ltd.
Monthly Report					Month

PRODUCTION	125mm Mono	156mm Mono	125mm Poly	156mm Poly	Total	Average
Total Output (Watt)					—
Average Conversion Efficiency						n/a
Average Capacity per Wafer

Normal Quality Wafers
Substandard Wafers
Wafer Breakage
Breakage Rate	n/a	n/a	n/a	n/a		n/a

ORDERS AND BACKLOG	MW		Estimated Value (RMB mn)
Order Backlog—Beginning
New Order
Delivery
Adjustment to Estimated Value

Order Backlog—Ending	—		—

PROCUREMENT AND INVENTORY	MW Equivalent	Value (RMB mn)
Silicon Procurement
Contract Backlog—Beginning
New Contracts Signed
Shipment Received

Contract Backlog—Ending	—	—

Raw Material Inventory—Beginning
Silicon
Others
Usage This Month
Silicon
Others
Procured This Month
Silicon
Others
Raw Material Inventory—Ending
Silicon		—
Others		—

Finished Goods Inventory—Beginning
Normal Quality
Substandard Quality
Production This Month
Normal Quality
Substandard Quality
Shipment This Month
Normal Quality
Substandard Quality
Finished Goods Inventory—Ending

Normal Quality	—	—

Substandard Quality	—	—

Work-in-Progress at Month’s End

TURNOVER AND COST OF SALES

Revenue (RMB mn)
Unit Sold (MW)
Average Selling Price (RMB per watt)	n/a

Cost of Sales (RMB mn)
Unit Cost (RMB per watt)	n/a

FINANCIALS
	This Month	Year to Date	Adjustments*	Adj. Year to Date
(RMB in millions)
Revenue				—
Cost of Sales				—
% revenue	n/a	n/a		n/a

Business Taxes				—

Gross Profits	—	—	—	—
% margin	n/a	n/a		n/a

Selling Expenses				—
% revenue	n/a	n/a		n/a

General & Administrative Expenses				—
% revenue	n/a	n/a		n/a

Other Operating Income / (Expenses)—Net				—

Operating Income	—	—		—
% margin	n/a	n/a		n/a

Other Income / (Expenses)				—

Interest Expenses				—

Profit Before Tax	—	—		—
% margin	n/a	n/a		n/a

Income Tax				—
Tax Rate	n/a	n/a		n/a

Net Income	—	—		—
% margin	n/a	n/a		n/a

* Please provide details on adjustments

	Month - Beginning	Month - Ending
Cash & Equivalents
Pledged Bank Deposits
Trade Receivables
Inventories
Other Receivables (Please Elaborate)
Land Lease Premium—Current Portion

CURRENT ASSETS	—	—

Property, Plant & Equipment
Intangible Assets
Land Lease Premium

NON-CURRENT ASSETS	—	—

TOTAL ASSETS	—	—

Short Term Borrowings
Trade Payables
Other Payables and Advance

CURRENT LIABILITIES	—	—

Long Term Borrowings

NON-CURRENT LIABILITIES	—	—

Paid-in Capital
Retained Earnings / (Accumulated Losses)

SHAREHOLDERS’ EQUITY	—	—

TOTAL LIABILITIES & EQUITY	—	—

DEBTS AND BORROWINGS

Name of Bank / Lender	Amount (mn)	Term	Due Date	Guarantee / Collateral

EXECUTION COPY

EXHIBIT A

FORM OF JOINDER

Reference is made to the [transfer document], dated [    ] between [transferor] (the “Transferor”) and the undersigned, pursuant to which the Transferor shall sell to the undersigned, and the undersigned shall purchase from the Transferor, [number of type of shares] of [            ] for consideration equal to [consideration]. It is a condition to the completion of such sale and purchase that the undersigned become a party to that certain Shareholders’ Agreement, dated [    ], among China Sunergy Co., Ltd., the Series A Shareholder, the Series B Shareholders, the Series C Shareholders and other parties named therein (the “Shareholders’ Agreement”).

Accordingly, by execution of this joinder, the undersigned ratifies and shall become a party to the Shareholders’ Agreement, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Shareholders’ Agreement as though an original party thereto and shall be deemed [a Founder/a Founder Shareholder/a Series A Shareholder/a Series B Shareholder/a Series C Shareholder] (as defined in the Shareholders’ Agreement) for all purposes thereunder. The undersigned authorizes this signature page to be attached to and made part of the Shareholders’ Agreement.

The address of the undersigned for purposes of all notices under the Shareholders’ Agreement is: [            ]

[NAME OF NEW SHAREHOLDER]

By:
Name:	[ ]
Title:	[ ]

THIS AGREEMENT is dated as of the 24th day of October, 2006.

INTRODUCTION

(A)	A Shareholders’ Agreement was entered into on 26 September 2006 (Shareholders’ Agreement) by and among China Sunergy Co., Ltd., a company organized and existing under the laws of the Cayman Islands, the individuals listed on Schedule 1 thereto, the companies listed on Schedule 2 hereto; the companies listed on Schedule 3 hereto; the companies listed on Schedule 4 hereto; the companies listed on Schedule 5 hereto; and Deutsche Bank AG acting through its London Branch.

(B)	All the parties hereto desire to add two seats to the Board of the Company.

IT IS HEREBY AGREED:

1.	DEFINITIONS

The terms used herein shall have the same meaning as set forth in the Shareholders’ Agreement.

2.	Clause 4.3(a)(i)

Clause 4.3(a)(i) of the Shareholders’ Agreement be amended and restated in its entirety to read as follows:

“The Shareholders shall be entitled to appoint Directors in accordance with Sections 4.3(a)(ii) to 4.3(a)(iv) below. For the avoidance of doubt, the number of Directors constituting the entire Board shall be ten.”

3.	Clause 4.3(a)(iv)

Clause 4.3(a)(iv) of the Shareholders’ Agreement be amended and restated in its entirety to read as follows:

“Among the eight (8) seats on the Board not occupied by a Series A Director or Series B Director, six (6) shall be nominated by the holders of Ordinary Shares who does not hold any Preferred Shares as of the date hereof. For the avoidance of doubt, initially, six nominees of the Founder Shareholders (each a “Founder Director”) shall be elected to the Board.”

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

1

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

CHINA SUNERGY CO., LTD.

By:	/s/ Lu Tingxiu
Name:	Tingxiu Lu
Title:	Director

FOUNDERS:

LU, TINGXIU

/s/ LU, TINGXIU

HUANG, YINGCHUN

/s/ HUANG, YINGCHUN

ZHAO, JIANHUA

/s/ ZHAO, JIANHUA

ZHANG, FENGMING

/s/ ZHANG, FENGMING

WANG, AIHUA

/s/ WANG, AIHUA

FOUNDER SHAREHOLDERS:

Elite Shine Group Limited

By:	/s/ Lu Tingxiu
Name:
Title:

SMOOTH KING INVESTMENTS LIMITED

By:	/s/ Huang Yingchun
Name:
Title:

BRIGHTEST POWER HOLDINGS LIMITED

By:	/s/ Zhao Jianhua
Name:
Title:

TALENT DAY INVESTMENTS LIMITED

By:	/s/ Xu Chengrong
Name:
Title:

LUCK GREAT INVESTMENTS LIMITED

By:	/s/ Zhang Fengming
Name:
Title:

DEUTSCHE BANK AG ACTING THROUGH ITS LONDON BRANCH

By:	/s/ Greg M. Caneity
Name:	Greg M. Caneity
Title:	Managing Director

SERIES A SHAREHOLDERS:

PRAXCAPITAL FUND II, L.P.
By:
its:	General Partner

By:	/s/ Jeff Yao
Name:	JEFF YAO
Title:	PARTNER

SERIES B SHAREHOLDERS:

EXUBERANCE INVESTMENT LIMITED

BY:	/s/ Mark Qiu
Name:	MARK QIU
Title:	DIRECTOR

GERSEC TRUST REG.

By:	/s/ Germano Valle
Name:	GERMANO VALLE
Title:	TRUSTEE

CHINA ENVIRONMENT FUND 2004, LP

By:	/s/ Donald Ye
Name:	DONALD YE
Title:	DIRECTOR

SERIES C SHAREHOLDERS:

OZ MASTER FUND, LTD.

By:	OZ Management, L.L.C.,
its Investment Manager

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

OZ ASIA MASTER FUND, LTD.

By:	OZ Management, L.L.C.,
its Investment Manager

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

OZ GLOBAL SPECIAL INVESTMENTS MASTER FUND, L.P.

By:	OZ Advisors, L.L.C., its General Partner
By:	Och-Ziff Associates, L.L.C., its Managing Member

By:	/s/ Joel M. Frank
Name:	Joel M. Frank
Title:	Chief Financial Officer

CREDIT SUISSE PRIVATE EQUITY PARTNERS ASIA, L.P.

By:	Credit Suisse First Boston (Cayman) Management Limited, its General Partner

By:	/s/ Heath Zarin
Name:	Heath Zarin
Title:	Authorized Signatory

JOINDER

Reference is made to the Stock Purchase Agreement, dated November 13, 2006 between Credit Suisse Private Equity Partners Asia, L.P. (the “Transferor”) and the undersigned, pursuant to which the Transferor shall sell to the undersigned, and the undersigned shall purchase from the Transferor, 27,604 series C convertible redeemable preferred shares for consideration equal to US$8,000,000. It is a condition to the completion of such sale and purchase that the undersigned become a party to that certain Shareholders’ Agreement, dated September 26,2006, among China Sunergy Co., Ltd., the Series A Shareholder, the Series B Shareholders, the Series C Shareholders and other parties named therein (the “Shareholders’ Agreement”).

Accordingly, by execution of this joinder, the undersigned ratifies and shall become a party to the Shareholders’ Agreement, and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Shareholders’ Agreement as though an original party thereto and shall be deemed a Series C Shareholder (as defined in the Shareholders’ Agreement) for all purposes thereunder. The undersigned authorizes this signature page to be attached to and made part of the Shareholders’ Agreement.

The address of the undersigned for purposes of all notices under the Shareholders’ Agreement is: c/o Maples Finance BVI Limited, PO Box 173, Kingston Chambers, Road Town, Tortola, British Virgin Islands, Facsimile: +1 284 852 3098, with a copy to: c/o Credit Suisse, 45/F Two Exchange Square, 8 Connaught Place, Central, Hong Kong, Attn: Delia Lang, Legal and Compliance Department, Fascimile:+852 2284 6529

CREDIT SUISSE PE ASIA AURORA
(BVI) LIMITED

By:	/s/ HEATH ZARIN
Name:	HEATH ZARIN
Title:	AUTHORIZED SIGNATORY

EXECUTION COPY

AMENDMENT TO

SHAREHOLDERS’ AGREEMENT

This Amendment to Shareholders’ Agreement (this “Amendment”) is dated as of March 22, 2007, by and among China Sunergy Co., Ltd., a company incorporated under the laws of Cayman Islands (the “Company”), and the other parties listed on the signature pages hereto (each, along with the Company, a “Party” and collectively, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties, except for Credit Suisse PE Asia Aurora (BVI) Limited (who has become a party thereto by executing a joinder dated as of November 13, 2006), have previously entered into a Shareholders’ Agreement dated as of September 26, 2006 (the “Shareholders’ Agreement”);

WHEREAS, capitalized terms not defined in this Amendment have the respective meanings ascribed to such terms in the Shareholders’ Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Section 1.1

The definition of “Qualified Exchange” in the Shareholders’ Agreement is hereby deleted in its entirety. The definition of the following capitalized terms in the Shareholders’ Agreement are hereby amended and restated in its entirety to read as follows:

‘“QIPO” or “IPO” means an initial public offering of the Shares that has been duly approved by the Board.’

All Parties hereby agree that the above definition is also hereby applied to the capitalized terms of “QIPO” or “IPO” in the Registration Rights Agreement by and among the Company and other parties thereto dated as of September 26, 2006.

2.	Section 8.1

Section 8.1 of the Shareholders’ Agreement is hereby amended and restated in its entirety to read as follows:

“Public Offering. It is the intention of the Parties that the Company will conduct an IPO as soon as practicable taking into account market conditions and the best interests of the Company. The Parties will cooperate and use all reasonable commercial efforts to cause the IPO to be implemented prior to March 31, 2008.”

3.	Miscellaneous

(a)	Except as specifically provided for in this Amendment, the terms of the Shareholders’ Agreement shall be unmodified and shall remain in full force and effect.

(b)	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)	Section 16 of the Shareholders’ Agreement (GOVERNING LAW AND DISPUTE RESOLUTION) shall also apply to this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

CHINA SUNERGY CO., LTD.

By:
Name:	Tingxiu Lu
Title:	Director

FOUNDERS:

LU, TINGXIU

HUANG, YINGCHUN

ZHAO, JIANHUA

ZHANG, FENGMING

WANG, AIHUA

FOUNDER SHAREHOLDERS:

Elite Shine Group Limited

By:
Name:
Title:

Smooth King Investments LIMITED

By:
Name:
Title:

Brightest Power Holdings Limited

By:
Name:
Title:

Talent Day Investments Limited

By:
Name:
Title:

Luck Great Investments Limited

By:
Name:

Title:

DEUTSCHE BANK AG ACTING THROUGH ITS LONDON BRANCH

By:
Name:
Title:

SERIES A SHAREHOLDERS:

PRAXCAPITAL FUND II, L.P.
By:
its:	General Partner

By:
Name:
Title:

SERIES B SHAREHOLDERS:

EXUBERANCE INVESTMENT LIMITED

BY:
Name:
Title:

GERSEC TRUST REG.

By:
Name:
Title:

CHINA ENVIRONMENT FUND 2004, LP

By:
Name:
Title:

SERIES C SHAREHOLDERS:

OZ Master Fund, Ltd.

By:	OZ Management, L.L.C.,
its Investment Manager

By:
Name:	Joel M. Frank
Title:	Chief Financial Officer

OZ Asia Master Fund, Ltd.

By:	OZ Management, L.L.C.,
its Investment Manager

By:
Name:	Joel M. Frank
Title:	Chief Financial Officer

OZ Global Special Investments Master Fund, L.P.

By:	OZ Advisors, L.L.C., its General Partner
By:	Och-Ziff Associates, L.L.C., its Managing Member

By:
Name:	Joel M. Frank
Title:	Chief Financial Officer

CREDIT SUISSE PE ASIA AURORA (BVI) Limited

By:

By:
Name:	Heath Zarin
Title:	Authorized Signatory

EXECUTION COPY

AMENDMENT TO

SHAREHOLDERS’ AGREEMENT

This Amendment to Shareholders’ Agreement (this “Amendment”) is dated as of April 24, 2007, by and among China Sunergy Co., Ltd., a company incorporated under the laws of Cayman Islands (the “Company”), and the other parties listed on the signature pages hereto (each, along with the Company, a “Party” and collectively, the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties, except for Credit Suisse PE Asia Aurora (BVI) Limited (who has become a party thereto by executing a joinder dated as of November 13, 2006), have previously entered into a Shareholders’ Agreement dated as of September 26, 2006, as amended on October 24, 2006 and March 22, 2007, respectively (the “Shareholders’ Agreement”);

WHEREAS, capitalized terms not defined in this Amendment have the respective meanings ascribed to such terms in the Shareholders’ Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.	Section 1.1

The definition of the following capitalized term in the Shareholders’ Agreement is hereby amended and restated in its entirety to read as follows:

“Observer” means the EIL Observer, the CEF Observer, the OZ Observer, the CS Observer and/or the Alternate Observer as the context may require.

2.	Section 4.3(a)(ii)

Section 4.3(a)(ii) of the Shareholders’ Agreement is hereby deleted in its entirety.

“For as long as the Series A Shareholders as a group continue to hold 50% or more of the number of Series A Preferred Shares (as adjusted for share splits, combinations and other similar events) held by such group as of April 24, 2007, one person shall be appointed by the Series A Shareholders (the “Series A Director”) by notice in writing to the Company and elected to the Board.”

3.	Section 4.3(a)(iii)

Section 4.3(a)(iii) of the Shareholders’ Agreement is hereby deleted in its entirety.

“For as long as the Series B Shareholders as a group continue to hold 50% or more of the number of Series B Preferred Shares (as adjusted for share splits, combinations and other similar events) held by such group as of April 24, 2007, one person shall be appointed by the Series B Shareholders (the “Series B Director”) by notice in writing to the Company and elected to the Board.”

4.	Section 4.3(a)(vi)

The following paragraph shall be added to the Shareholders’ Agreement as Section 4.3(a)(vi) thereof:

“When the Shareholder(s) that is entitled to appoint a director does not appoint such director, then such Shareholder shall have the right to appoint one observer (“Alternate Observer”) to the board who shall have the same rights as those of the EIL Observer, the CEF Observer, the OZ Observer and the CS Observer.”

5.	Section 4.3(b)(iii)

Section 4.3(b)(iii) of the Shareholders’ Agreement is hereby deleted in its entirety.

6.	Section 4.4(h)

Section 4.4(h) of the Shareholders’ Agreement is hereby amended and restated in its entirety to read as follows:

“Supermajority Board Approval. Subject to any additional requirements imposed by the Act, at any time when there is a Series A Director and/or a Series B Director, the Shareholders agree that the Company, the Subsidiaries and their respective directors, officers, committees, committee members, employees, agents or any of their respective delegates shall not, without the affirmative consent or approval of such Series A Director and/or the Series B Director, take any of the actions set forth on Schedule 8 hereto, provided however that this provision shall not apply when there is neither a Series A Director or a Series B Director.”

7.	Section 4.6(a)

Section 4.6(a) of the Shareholders’ Agreement is hereby amended and restated in its entirety to read as follows:

“The Company shall cause the board of directors of each Subsidiary, to the extent permitted by applicable law, to be the same size as the Board and to include directors nominated by Shareholders of the Company in the same proportion as each such Shareholder is, or is entitled to be, represented on the Board. The right of nomination by each Shareholder shall also carry the right to remove or replace the director so nominated, and if a nominating Shareholder ceases to meet the requirements set out in Section 4.3(a), such Shareholder shall immediately cause the directors on the board of each Subsidiary appointed by such Shareholder to resign or be removed. The Shareholders shall cause their nominees on the boards of directors of the Subsidiaries to vote in the manner determined by the Board and shall cause any director who fails to vote in such manner to be removed. The Company shall cause the quorum and voting arrangements and other procedures with respect to the boards of directors of the Subsidiaries, as well as other corporate governance matters, to the extent permitted by applicable law, to be the same as those set forth in Section 4 with respect to the Board and the Company.”

8.	Schedule 8.

The first paragraph of Schedule 8 of the Shareholders’ Agreement is hereby amended and restated in its entirety to read as follows:

“At any time when there is a Series A Director and/or a Series B Director, without the prior written approval of the Series A Director and the Series B Director as specified in Section 4.4(h), the Company shall not take (or permit any of the Subsidiaries to take) any of the following actions, or take or omit to take any action that would have the effect of any of the following actions, provided however that this provision shall not apply when there is neither a Series A Director or a Series B Director:”

9.	Miscellaneous

(a)	Except as specifically provided for in this Amendment, the terms of the Shareholders’ Agreement shall be unmodified and shall remain in full force and effect.

(b)	This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)	Section 16 of the Shareholders’ Agreement (GOVERNING LAW AND DISPUTE RESOLUTION) shall also apply to this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

COMPANY:

CHINA SUNERGY CO., LTD.

By:
Name:	Tingxiu Lu
Title:	Director

FOUNDERS:

LU, TINGXIU

HUANG, YINGCHUN

ZHAO, JIANHUA

ZHANG, FENGMING

WANG, AIHUA

FOUNDER SHAREHOLDERS:

ELITE SHINE GROUP LIMITED

By:
Name:
Title:

SMOOTH KING INVESTMENTS LIMITED

By:
Name:
Title:

BRIGHTEST POWER HOLDINGS LIMITED

By:
Name:
Title:

TALENT DAY INVESTMENTS LIMITED

By:
Name:
Title:

LUCK GREAT INVESTMENTS LIMITED

By:
Name:
Title:

DEUTSCHE BANK AG ACTING THROUGH ITS LONDON BRANCH

By:
Name:
Title:

SERIES A SHAREHOLDERS:

PRAXCAPITAL FUND II, L.P.

By:
its:	General Partner

By:
Name:
Title:

SERIES B SHAREHOLDERS:

EXUBERANCE INVESTMENT LIMITED

BY:
Name:
Title:

GERSEC TRUST REG.

By:
Name:
Title:

CHINA ENVIRONMENT FUND 2004, LP

By:
Name:
Title:

SERIES C SHAREHOLDERS:

OZ Master Fund, Ltd.

By:	OZ Management, L.L.C.,
its Investment Manager

By:
Name:	Joel M. Frank
Title:	Chief Financial Officer

OZ Asia Master Fund, Ltd.

By:	OZ Management, L.L.C.,
its Investment Manager

By:
Name:	Joel M. Frank
Title:	Chief Financial Officer

OZ Global Special Investments Master Fund, L.P.

By:	OZ Advisors, L.L.C., its General Partner
By:	Och-Ziff Associates, L.L.C., its Managing Member

By:
Name:	Joel M. Frank
Title:	Chief Financial Officer

CREDIT SUISSE PE ASIA AURORA (BVI) Limited

By:

By:
Name:	Heath Zarin
Title:	Authorized Signatory